As filed with the Securities and Exchange Commission on November 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Textron Financial Corporation (Exact Name of Registrant as Specified in Its Charter)	Textron Financial Canada Funding Corp. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	Nova Scotia, Canada (State or Other Jurisdiction of Incorporation or Organization)
05-6008768 (I.R.S. Employer Identification Number)	N/A (I.R.S. Employer Identification Number)

Textron Financial Corporation
40 Westminster Street
P.O. Box 6687
Providence, Rhode Island 02940-6687
(401) 621-4200
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal
Executive Offices)	Textron Financial Canada Funding Corp.
5515 North Service Road, 2nd Floor
Burlington, Ontario
L7L6G4 (Canada)
(877) 395-5368
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal
Executive Offices)

Elizabeth C. Perkins, Esq.
Textron Financial Corporation
40 Westminster Street
P.O. Box 6687
Providence, Rhode Island 02940-6687
(401) 621-4200
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Laura N. Wilkinson Edwards Angell Palmer & Dodge LLP 2800 Financial Plaza Providence, Rhode Island 02903-2499 (401) 274-9200	Joe Conte Textron Financial Canada Funding Corp. 5515 North Service Road, 2nd Floor Burlington, Ontario L7L 6G4 (Canada) (877) 395-5368

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Offering Price	Aggregate	Amount of
Securities to be Registered	to be Registered	per Unit	Offering Price	Registration Fee

Debt Securities of Textron Financial Corporation	(1)	(1)	(1)	(1)

Debt Securities of Textron Financial Canada Funding Corp.	(1)	(1)	(1)	(1)

Guarantees of Textron Financial Corporation	(1)	(1)	(1)	(1)

(1)	This registration statement registers an indeterminate amount of Debt Securities of Textron Financial Corporation, Debt Securities of Textron Financial Canada Funding Corp. and Guarantees of Textron Financial Corporation as may from time to time be offered at indeterminate prices. The Registrant is relying upon Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

Introductory Note
       This Registration Statement contains:

•	a base prospectus relating to the offering outside of Canada of senior debt securities by Textron Financial Corporation and the offering outside of Canada of senior debt securities by Textron Financial Canada Funding Corp. which are fully and unconditionally guaranteed by Textron Financial Corporation; and

•	a prospectus supplement to the base prospectus relating to the offering outside of Canada by Textron Financial Corporation of its Medium-Term Notes, Series F and the offering outside of Canada by Textron Financial Canada Funding Corp. of its Medium-Term Notes, Series F-CAD, fully and unconditionally guaranteed by Textron Financial Corporation.

•	a form of preliminary base prospectus relating to the offering primarily in Canada of senior debt securities by Textron Financial Canada Funding Corp. which are fully and unconditionally guaranteed by Textron Financial Corporation.

•	a form of preliminary prospectus supplement to the base prospectus relating to the offering primarily in Canada by Textron Financial Canada Funding Corp. of its Medium-Term Notes, Series F-CAD, fully and unconditionally guaranteed by Textron Financial Corporation.

PROSPECTUS
TEXTRON FINANCIAL CORPORATION
Senior Debt Securities
of Textron Financial Corporation
TEXTRON FINANCIAL CANADA FUNDING CORP.
Guaranteed Senior Debt Securities of
Textron Financial Canada Funding Corp.

       We will provide specified terms of these securities in supplements to this prospectus.
       You should read this prospectus and any supplement carefully before you invest.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      Unless we authorize otherwise, you should rely only on the information contained in this prospectus or the prospectus supplement that we have referred you to. No one is authorized to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
This prospectus is dated November 16, 2006.

Page
About this Prospectus	1
Textron Financial Corporation	1
Textron Financial Canada Funding Corp.	2
Use of Proceeds	3
Ratios of Earnings to Fixed Charges	3
Description of Senior Debt Securities	4
Plan of Distribution	17
Where You Can Find More Information	18
Legal Opinions	19
Experts	19
EX-1.2 Form of Distribution Agreement Series F
EX-1.3 Form of Distribution Agreement (Series F-CAD)
EX-4.3 First Supplemental Indenture between Textron Financial Corporation and U.S. Bank National Association
EX-4.4 First Supplemental Indenture between Textron Financial Canada Funding Corp., Textron Financial Corporation, as guarantor, and U.S. Bank National Association
EX-5.1 Opinion of Edwards Angell Palmer & Dodge LLP
EX-5.2 Opinion of Stewart McKelvey
EX-8.1 Tax Opinion of Edwards Angell Palmer & Dodge LLP
EX-8.2 Tax Opinion of Osler Hoskin & Harcourt LLP
EX-23.1 Consent of Ernst & Young LLP
EX-25.1 Form of T-1 (Textron Financial Corporation)
EX-25.2 Form T-1 (Textron Financial Canada Funding Corp. and Textron Financial Corporation

i

About this Prospectus
       This prospectus is part of a joint registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the senior debt securities of Textron Financial Corporation (the “TFC securities”) and the senior debt securities of Textron Financial Canada Funding Corp. (the “guaranteed senior debt securities”), which are fully and unconditionally guaranteed by Textron Financial Corporation (the “TFC guarantee”) as described in this prospectus and the other prospectus included in the registration statement. Textron Financial Corporation and Textron Financial Canada Funding Corp. may issue an unlimited amount of TFC securities and guaranteed senior debt securities under this prospectus and the other prospectus included in the registration statement. Unless the context otherwise requires, we will refer to the TFC securities to be issued by Textron Financial and the guaranteed senior debt securities to be issued by Textron Canada Funding as the “senior debt securities” or the “securities”.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. Each prospectus supplement may also add to, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.
      In this prospectus, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and Textron Financial Canada Funding Corp. as “Textron Canada Funding” or “TFCFC.” Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding. In addition, we will use the term “issuer” when referring to the particular company that issues a particular security or series of securities.
      Unless otherwise specified, all dollar amounts in this prospectus are expressed in U.S. dollars.
Textron Financial Corporation
       Textron Financial was incorporated in the State of Delaware in 1962. Its executive office is at 40 Westminster Street, Providence, Rhode Island, and its telephone number is 401-621-4200.
      Textron Financial is a diversified commercial finance company with core operations in six segments:

•	Aircraft Finance provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters, and other general aviation aircraft;

•	Asset-Based Lending provides asset-based loans to middle-market companies in several industries, and provides factoring arrangements primarily for freight companies;

•	Distribution Finance primarily offers inventory finance programs for dealers of Textron Inc. manufactured products and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

•	Golf Finance primarily makes mortgage loans for the acquisition and refinancing of golf courses and provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment;

•	Resort Finance primarily extends loans to developers of vacation interval resorts, secured primarily by notes receivable and interval inventory; and

1

•	Structured Capital primarily engages in long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.
      Textron Financial’s other financial services and products include transaction syndication, equipment appraisal and disposition, and portfolio servicing offered through Textron Business Services, Inc.
      All of Textron Financial’s stock is owned by Textron Inc., a global, multi-industry company with operations in four business segments: Bell, Cessna, Industrial and Finance. At December 31, 2005, 19% of Textron Financial’s total managed finance receivables represented finance receivables originated in connection with the sale or lease of Textron manufactured products.
      Textron Financial’s financing activities are confined almost exclusively to secured lending and leasing to commercial markets. Textron Financial’s services are offered primarily in North America. However, Textron Financial finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft.
      Textron Financial entered into a Support Agreement dated as of May 25, 1994 with Textron Inc. The Support Agreement requires Textron Inc. to pay Textron Financial, quarterly, an amount sufficient to provide that pre-tax earnings, before extraordinary items and fixed charges, will not be less than 125% of Textron Financial’s fixed charges. Fixed charges for purposes of the Support Agreement include interest on indebtedness and amortization of debt discount. Textron Inc. was not required to make any payments under the Support Agreement for the six months ended September 30, 2006, or for the years ended 2005, 2004, 2003, 2002 and 2001, when Textron Financial’s fixed charge coverage ratios were 162%, 177%, 189%, 167%, 164% and 173% respectively. In addition, Textron Inc. has agreed to maintain Textron Financial’s consolidated shareholders’ equity at an amount not less than $200 million. Under the terms of the Support Agreement, Textron Financial has agreed with Textron Inc. that one hundred percent (100%) of Textron Financial’s issued and outstanding common stock will be owned by Textron Inc. or a corporation controlled by, controlling, or under common control with, Textron Inc. The Support Agreement is not a guarantee by Textron Inc. of the payment of interest or principal of any obligation, indebtedness or liability by Textron Financial, including the securities or the TFC guarantees in respect of the guaranteed senior debt securities offered hereby, to any person. However, the Support Agreement does contain provisions protecting Textron Financial’s investors from the termination of the Support Agreement and entitling them to enforce its provisions against Textron Inc. As a result, if Textron Inc. does not comply with its obligations under the Support Agreement, holders of TFC securities and holders of guaranteed senior debt securities could bring an action against Textron Inc. to compel Textron Inc. to comply with its obligations.
Textron Financial Canada Funding Corp.
       Textron Canada Funding is one of Textron Financial’s wholly-owned subsidiaries, incorporated under the laws of the Province of Nova Scotia, as an unlimited liability company, solely for the purpose of raising capital to meet financing needs of Textron Financial’s subsidiary, Textron Financial Canada Limited. Textron Canada Funding’s registered office is located at Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, Canada B3J 2X2. Its principal executive offices are located at 5515 North Service Road, 2nd Floor, Burlington, Ontario L7L 6G4 (Canada), and its telephone number is 877-395-5368.
      Pursuant to rules promulgated by the SEC, we are not required to include separate financial statements of Textron Canada Funding in this prospectus because:

•	all of the voting rights of Textron Canada Funding are owned by Textron Financial, which files periodic and other reports with the SEC pursuant to the Securities Exchange Act of 1934;

2

•	Textron Canada Funding does not have assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the guaranteed senior debt securities and any other securities guaranteed by Textron Financial; and

•	Textron Financial fully and unconditionally guarantees the payment of Textron Canada Funding’s guaranteed senior debt securities.
Use of Proceeds
       Textron Financial and Textron Canada Funding will use the net proceeds from the sale of the securities that they offer for sale by this prospectus for the purposes that they specify in the prospectus supplement for those securities. Those purposes may include, in the case of Textron Financial, repayment of debt, origination of loan and lease financings, acquisition of finance portfolios and businesses and other general corporate purposes. Unless otherwise indicated in the applicable prospectus supplement, Textron Canada Funding will lend the net proceeds from the sale of its securities to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for similar purposes.
Ratios of Earnings to Fixed Charges
       Textron Financial’s ratios of earnings to fixed charges for each of the periods indicated were as follows:

Nine months ended	Years ended
September 30, 2006	2005	2004	2003	2002	2001

1.62x	1.77x	1.89x	1.67x	1.64x	1.73x
For these ratios, Textron Financial calculated earnings by adding the following:

•	pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from investments that Textron Financial accounts for using the equity method of accounting;

•	fixed charges;

•	amortization of previously capitalized interest;

•	distributed income of investments that Textron Financial accounts for using the equity method of accounting; and

•	Textron Financial’s share of pre-tax losses of investments that Textron Financial accounts for using the equity method of accounting and then subtracting:

—	capitalized interest and

—	minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.
For this purpose, Textron Financial calculated fixed charges by adding the following:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses relating to indebtedness;

•	an estimate of interest included in rental expense; and

•	preferred stock dividend requirements, if any, of consolidated subsidiaries.

3

Description of Senior Debt Securities
       Textron Financial will issue the TFC senior debt securities under an indenture, dated as of December 9, 1999, with U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. Textron Canada Funding will issue the guaranteed senior debt securities under an indenture, dated as of November 30, 2001, with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time.
      We have summarized below provisions of the senior indentures. The summary does not contain all of the provisions that you may want to consider as an investor in the senior debt securities. You may wish to review the senior indentures and the Trust Indenture Act of 1939 as it applies to the indentures. We have filed a copy of each senior indenture with the SEC.
General
      Neither of the senior indentures limits the amount of senior debt securities that the applicable issuer may issue under it. In addition, the senior indentures do not limit the amount of any other debt that the applicable issuer may issue under other financing documents.
      Each issuer is allowed under its senior indenture to issue senior debt securities in one or more series. We will include in the prospectus supplement for a series of senior debt securities being offered specific terms of the senior debt securities. These terms will include some or all of the following:

•	the title of the senior debt securities and whether the senior debt securities will be debt securities of Textron Financial or guaranteed senior debt securities of Textron Canada Funding;

•	the total principal amount and the permitted denominations of the senior debt securities;

•	the currency or currencies in which the principal of and any interest on the senior debt securities will be payable;

•	the date on which the senior debt securities will be payable;

•	the interest rate, if any, for the senior debt securities or the method that will be used to determine the interest rate;

•	the places where principal and any interest will be payable;

•	any mandatory or optional repayment or redemption provisions; and

•	any other terms of the senior debt securities.
      Each issuer is allowed under its respective senior indenture to issue senior debt securities of a single series from time to time, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. We will specify in the prospectus supplement the persons to whom and the manner in which any interest will be payable.
      The TFC senior debt securities and the guaranteed senior debt securities will be unsecured, unsubordinated indebtedness of the applicable issuer. The TFC senior debt securities and the guaranteed senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the applicable issuer from time to time outstanding.
      We will issue the senior debt securities in the denominations that we set forth in the applicable prospectus supplement. The trustee will register the senior debt securities in the names of the holders of the senior debt securities. Each issuer will maintain an office or agency where holders of the debt securities may present the senior debt securities for payment, transfer or exchange. We will not charge any service charge for any transfer or exchange of the senior debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable on the senior debt securities.
      Each issuer may sell some of its senior debt securities at a substantial discount below their stated principal amount and we may provide for the payment of no interest or interest at a rate which at the time

4

of issuance is below market rates. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted senior debt securities in the prospectus supplement relating to the discounted senior debt securities.
Full and Unconditional Guarantee of Senior Debt Securities of Textron Canada Funding
      All guaranteed senior debt securities issued by Textron Canada Funding will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, including any additional amounts payable by Textron Canada Funding as described under “Description of Senior Debt Securities — Payment of Additional Amounts with Respect to the Guaranteed Senior Debt Securities,” the guaranteed senior debt securities when due, whether at maturity or otherwise. Under the terms of the full and unconditional guarantee, holders of the guaranteed senior debt securities will not be required to exercise their remedies against Textron Canada Funding before they proceed directly against Textron Financial. In addition, the holders of guaranteed senior debt securities are entitled to enforce the provisions of the Support Agreement against Textron Inc. See “Textron Financial Corporation.”
Further Issuances
      We have the ability under each senior indenture to “reopen” a previously issued series of senior debt securities and issue additional senior debt securities of such series or establish additional terms of such series to the extent permitted under the applicable senior indenture. We may also issue senior debt securities with the same terms as previously issued senior debt securities.
Certain Covenants
      The applicable issuer must comply with the covenants which are contained in the senior indentures described below. However, the covenants may not ensure that the holders of senior debt securities will receive payments of principal and interest on the senior debt securities when due in the event of a highly leveraged or similar transaction involving the applicable issuer. These types of transactions would include a leveraged buyout or a change of control of the applicable issuer. Also, the covenants will not limit the amount of debt the applicable issuer may incur or the amount of dividends it may pay to its shareholder.
      Except as noted below, the covenants contained in each senior indenture are identical in all material respects.
Limitations on Liens
      Textron Financial under its senior indenture and Textron Financial as guarantor under the senior indenture applicable to the guaranteed senior debt securities will agree not to, directly or indirectly, and will not allow any Subsidiary (as defined below) of it to, create, assume or incur any Lien (as defined below) on any of its properties and assets or any Subsidiary unless it grants to the holders of its outstanding senior debt securities or the beneficiaries of Textron Financial’s guarantee, as applicable, a Lien on the same property or assets that is equal in seniority to the Lien. However, Textron Financial will not be required to grant a Lien as security to the holders of its outstanding senior debt securities or the beneficiaries of Textron Financial’s guarantee if it or any of its Subsidiaries merely:

•	leases property to others in the ordinary course of business, or leases or subleases property that is not necessary in the operation of its business;

•	creates, assumes or incurs or suffers to be created, assumed or incurred or to exist any Lien if (1) the Lien secures indebtedness for borrowed money which was used to finance the acquisition of the property that is subject to the Lien and (2) the Lien is created at the same time as Textron Financial or its Subsidiary acquired the property or within 90 days after the acquisition;

5

•	assumes or suffers to exist:

—	any Lien existing on any asset of any Person (as defined below) at the time the Person becomes a Subsidiary that is not created in contemplation of the event;

—	any Lien on any asset of any Person existing at the time the Person merges or consolidates with or into Textron Financial or a Subsidiary that is not created in contemplation of the merger or consolidation; and

—	any Lien existing on any asset prior to the time Textron Financial or a Subsidiary acquires the asset if the Lien is not created in contemplation of the acquisition;

•	makes any deposit with or gives any form of security to any governmental agency or similar body in order to enable Textron Financial or any of its Subsidiaries to:

—	maintain self-insurance;

—	participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security;

—	share in any privileges or other benefits available to corporations participating in any arrangement described above; or

—	for any other purpose at any time required by law or regulation in order to transact business or exercise any privilege or license;

•	deposits assets of Textron Financial or any of its Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with any bond on appeal by Textron Financial or any of its Subsidiaries from any judgment or decree against it, or in connection with any other judicial proceedings by or against Textron Financial or any of its Subsidiaries;

•	incurs or suffers to be incurred or to exist upon any of Textron Financial’s property or assets:

—	Liens for taxes or other governmental charges which are not yet due or are payable without penalty or which Textron Financial or any of its Subsidiaries is contesting in good faith and for which Textron Financial or its Subsidiary has set aside reserves which it deems adequate on its books or its Subsidiary’s books, as long as foreclosure or similar proceedings have not been started;

—	the Liens of any judgment, if the judgment has not remained undischarged, or unstayed on appeal or otherwise, for more than six months;

—	undetermined Liens or charges incident to construction;

—	materialmen’s, mechanics’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business in respect of obligations which are not yet due or which Textron Financial or such Subsidiary is contesting in good faith, or deposits to obtain the release of these Liens; or

—	any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title, which do not materially impair Textron Financial’s or any of its Subsidiaries’ use of the property or decrease the value of the property for the purpose of Textron Financial’s or any Subsidiary’s business;

•	creates other Liens arising in the ordinary course of Textron Financial’s business which:

—	do not secure Debt (as defined below);

—	do not secure any obligation in an amount exceeding $5,000,000; and

6

—	do not in the aggregate materially detract from the value of Textron Financial’s property or assets or materially impair the use in the operation of its business;

•	creates or suffers to be created Liens not otherwise permitted securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Textron Financial’s Consolidated Net Tangible Assets (as defined below);

•	creates or suffers to be created or to exist in favor of any lender or holder of commercial paper of Textron Financial or any of its Subsidiaries in the ordinary course of business a banker’s lien or right to offset amounts deposited with the lender or holder of commercial paper;

•	creates, assumes or suffers to exist Liens securing debt that a Subsidiary owes to Textron Financial or another Subsidiary;

•	creates, assumes, incurs or suffers to be created, assumed or incurred or to exist any Lien upon any of Textron Financial’s properties or assets in connection with the sale, transfer or other disposition of the properties or assets:

—	in connection with a securitization or other asset-based financing;

—	to a real estate investment trust or similar entity; or

—	in connection with any transaction similar to the transactions referred to in the immediately preceding clauses;

provided, however, that any sale, transfer or disposition must be for valid consideration and must not benefit directly or indirectly any holder of any outstanding obligation or indebtedness of Textron Financial or any of its subsidiaries more than any other holder if that outstanding obligation or indebtedness did not previously benefit from a Lien; and

•	causes or allows any extension, renewal or replacement of any Lien referred to above, as long as:

—	Textron Financial or any of its Subsidiaries does not increase the principal amount of the obligations and indebtedness secured by the Lien, except that:

•	the amount of obligations or indebtedness secured by extensions, renewals or replacements of Liens on property acquired as a result of defaults on receivables may exceed the principal amount prior to the extension, renewal or replacement; and

•	the amount of obligations secured by extensions, renewals or replacements of Liens on property may exceed the amount of the obligations prior to the extension, renewal or replacement if the value of the property has increased and the loan to value ratio of the refinanced obligations does not exceed the loan to value ratio of the obligations relating to the original Lien; and

—	the extension, renewal or replacement of any Lien is limited to that portion of the property which secured the Lien that is extended, renewed or replaced plus improvements on the property.
Certain Definitions
      “Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets after deducting (a) all current liabilities, excluding any liability that by its terms is extendable or renewable at the option of the obligor to a time more than 12 months after the time the amount thereof is computed, and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames and other like intangibles, all as shown in Textron Financial’s and its subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.
      “Debt” of any Person means at any date, without duplication:

•	all obligations of the Person for borrowed money;

•	all obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

7

•	all obligations of the Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	all obligations of the Person as lessee which the Person capitalizes in accordance with generally accepted accounting principles;

•	all Debt of others secured by a Lien on any asset of the Person, whether or not the Debt is assumed by the Person; and

•	all Debt of others that the Person guarantees.
      However, “Debt” of Textron Financial or a Subsidiary will not include Non-recourse Debt.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind on the asset. However, “Lien” does not mean security interests under Article 9 of the Uniform Commercial Code, or any successor provision, or under the Personal Property Security Act (Ontario) and its equivalent in other provinces, or any successor to such legislation on sales of accounts or chattel paper. For the purposes of the debt securities, Textron Financial or any Subsidiary will be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.
      “Non-recourse Debt” of Textron Financial or a Subsidiary means any obligations for borrowed money of Textron Financial or a Subsidiary that (1) are secured by specific assets, (2) are not reflected in the balance sheet of Textron Financial or a Subsidiary in accordance with generally accepted accounting principles and (3) are issued under instruments which limit the recourse against the obligor to the specific assets. In the case of all Non-recourse Debt incurred after the date of the applicable indenture, if under applicable law, a holder of the obligation could ever become entitled to recourse against the obligor under applicable bankruptcy law, the instrument must also contain a provision that:

•	the holder’s recourse claim in respect of the obligation will be subordinate and junior to all Debt evidenced by the debt securities of any series; and

•	the holder of the obligation cannot receive any payment in respect of any obligation, other than the proceeds of the specific assets that secure the obligation, until Textron Financial has paid all applicable debt securities of any series in full or has provided funds for their payment.
      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
      “Subsidiary” means at any date any entity in which Textron Financial, directly or indirectly, owns or controls securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.
Merger and Consolidation
      Either of the issuers may consolidate or merge with or into any other Person and may transfer or lease all or substantially all of its property to any Person only if:

•	the Person formed by or resulting from the consolidation or merger, or which will receive the property, enters into a supplemental indenture in which it

— in the case of an issuer, assumes the due and punctual payment of the principal, premium, and interest on the debt securities of the applicable issuer; and

8

— in the case of an issuer and the guarantor, agrees to perform and observe each agreement or covenant under the senior debt securities and the senior indenture of the applicable issuer and the guarantor; and

•	immediately after giving effect to the consolidation, merger, transfer or lease of property discussed above, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and is continuing.
Any transfer described above, other than a lease, will concurrently release the applicable issuer or guarantor from further obligations under the applicable senior debt securities and the applicable senior indenture.
Events of Default, Waiver and Notice
      The following will be “Events of Default” for any series of senior debt securities of an issuer:

•	the failure of the issuer to pay any interest or any additional amounts on any senior debt securities of that series when due, and which remains unpaid for a period of 30 days;

•	the failure of the issuer to pay the principal or any premium on any senior debt securities of that series when due;

•	the failure of the issuer or, in the case of senior debt securities issued by Textron Canada Funding, Textron Financial as guarantor to perform, or the breach by the issuer of, or in the case of senior debt securities issued by Textron Canada Funding, Textron Financial as guarantor of, any covenant or warranty contained in that series of senior debt securities or the applicable senior indenture relating to that series which remains unremedied 90 days after the holders of at least 25% in aggregate principal amount of such series then outstanding provide written notice of the failure or breach to the applicable issuer;

•	if any event of default under any mortgage, indenture or instrument occurs and results in debt of the applicable issuer or, in the case of senior debt securities issued by Textron Canada Funding, the guarantor, in excess of $100,000,000, becoming or being declared due prior to the date on which it would otherwise become due, and the acceleration is not annulled, or the debt is not discharged, within 30 days after the holders of at least 25% in aggregate principal amount of such series of senior debt securities then outstanding provide written notice of the event of default to the applicable issuer or, if applicable, the guarantor, as the case may be;

•	if the Support Agreement ceases to be in full force and effect for any reason or is amended or modified in any manner unless

—	prior to its termination or amendment, Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. and any other nationally recognized statistical rating organization then rating securities of the applicable issuer, confirm they will not downgrade or place on what is commonly referred to as a “watch list” for possible downgrading, any of the securities of the applicable issuer or, in the case of senior debt securities issued by Textron Canada Funding, of the guarantor, as a result of the termination or amendment of the Support Agreement; or

—	if the termination or amendment is as a result of another Person’s assumption of the senior debt securities or, in the case of senior debt securities issued by Textron Canada, the TFC guarantee under the provisions described in “Merger and Consolidation” above, the senior debt securities of the Person assuming the senior debt securities or, in the case of senior debt securities issued by Textron Canada Funding, the TFC guarantee are rated by Standard & Poor’s Ratings Services or Moody’s Investor Service, Inc. immediately following the assumption at a rating equal to or greater than the rating assigned to securities of the applicable issuer or the guarantor by each rating agency;

9

•	Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer of the debt securities) or any “significant subsidiary,” as defined in Section 1.02(w) of Regulation S-X of the Securities Act, or any successor provision thereto, of Textron Financial or, if Textron Canada Funding is the issuer, of Textron Canada Funding:

—	commences or consents to a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or seeking the appointment of a trustee or other similar official in respect of it or any substantial part of its property;

—	makes a general assignment for the benefit of creditors;

—	fails generally or admits its inability to pay its debts as they become due; or

—	takes any corporate action to authorize any of the foregoing;

•	an involuntary case or other proceeding (1) is commenced against Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer of the debt securities) or any significant subsidiary of Textron Financial or, if Textron Canada Funding is the issuer, of Textron Canada Funding seeking liquidation or other relief with respect to its debts under any bankruptcy or other similar law or seeking the appointment of a trustee or other similar official and (2) is not dismissed or stayed within 60 days; or

•	an order for relief is entered against Textron Inc., Textron Financial, Textron Canada Funding (but only if Textron Canada Funding is the issuer of the debt securities) or any significant subsidiary of Textron Financial or, if Textron Canada Funding is the issuer, of Textron Canada Funding under the Federal bankruptcy laws or, in the case of Textron Canada Funding, under Canadian Federal bankruptcy laws.
      In case an Event of Default other than one described in the last three bullet-points above occurs and is continuing with respect to a particular series of senior debt securities, then the holders of at least 25% in aggregate principal amount of that particular series of senior debt securities then outstanding may declare the principal of all outstanding senior debt securities of that particular series to be immediately due and payable. If an Event of Default described in the last three bullet-points occurs and is continuing with respect to a particular series of senior debt securities, the principal of all outstanding senior debt securities of that particular series will automatically become due and payable. Upon any acceleration, any premium and interest on the senior debt securities so accelerated will also become immediately due and payable. At any time after an acceleration but before the holders of senior debt securities obtain a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding senior debt securities may rescind and annul the acceleration and its consequences, provided all required payments, other than as a result of the acceleration, shall have been made and all Events of Default are cured or waived.
      The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive, on behalf of all of the holders of that series, any Event of Default and its consequences or past defaults, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, senior debt securities of that particular series or a default under a covenant or agreement that cannot be modified without the consent of the holder of each senior debt security that is affected.
      If a default or an Event of Default occurs and continues for any series of senior debt securities, the holders of at least a majority in aggregate principal amount then outstanding for any series of senior debt securities may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any power given to the trustee under the applicable indenture for that series of senior debt securities.

10

      The trustee does not have to exercise any of its rights or powers under the applicable senior indenture at the direction of any holders of senior debt securities unless the holders offer the trustee reasonable security or indemnity against expenses and liabilities.
      We must file with the trustee, annually, a written statement regarding the presence or absence of certain defaults.
      Each senior indenture was amended on November 16, 2006 to increase the amount in the fourth bullet point above from $50,000,000 to $100,000,000. As a result, holders of debt issued under the applicable senior indenture prior to November 16, 2006 may have the right to declare an event of default earlier than holders of the senior debt securities if the cross-default is triggered by an event of default under debt that is in excess of $50,000,000, but less than $100,000,000.
Defeasance and Discharge
Discharge
      Each senior indenture provides that the issuer and, if applicable, the guarantor, will be discharged from all of its non-administrative obligations in respect of the senior debt securities of any series if (i) all of the senior debt securities of that series not previously cancelled or delivered to the trustee for cancellation shall have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and (ii) the issuer deposits with the trustee, in trust, cash sufficient to pay at maturity or upon redemption all senior debt securities of that series not previously cancelled or delivered to the trustee for cancellation, including principal, interest and all other amounts due under the applicable senior indenture.
      An issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the senior debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance had not occurred.
Defeasance of Limitations on Liens Covenant and Related Events of Default
      Each senior indenture provides that the issuer and, if applicable, the guarantor, may be released from its obligation to comply with the restrictive covenant regarding limitations on Liens and it would no longer trigger Events of Default under the applicable indenture and the applicable senior debt securities of a series with respect to this covenant, if the issuer deposits with the trustee, in trust, money and/or U.S. government obligations, or in the event of senior debt securities denominated in Canadian dollars, Canadian government obligations, which, through the payment of interest and principal thereon, will provide enough money to pay the principal and interest on the senior debt securities of that series on the stated due dates of these payments in accordance with the terms of the applicable senior indenture and the senior debt securities of that series. The obligations of each of the issuers and, if applicable, the guarantor, under the respective indentures and the senior debt securities of that series and other Events of Default would remain in full force and effect.
      An issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the senior debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance of the covenant and Events of Default described above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred.
      If an issuer exercises the option described in this section and the senior debt securities of the series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations, or in the event of senior debt securities denominated in Canadian dollars,

11

Canadian government obligations, on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration resulting from the Event of Default.
Changes to Each Senior Indenture
      Under each senior indenture, the applicable issuer may modify its rights and obligations and the rights of the holders of its senior debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding senior debt securities of all series issued under the applicable indenture affected by the modification. However, an issuer is required to get the consent of the holder of each senior debt security affected to make the following modifications of the senior debt securities:

•	an extension of the fixed maturity of any senior debt security;

•	a reduction of the principal amount payable on any senior debt security;

•	a reduction in the rate of interest, or change in the calculation of interest, payable on any senior debt security;

•	a change in any obligation to pay any additional amounts or reduce any additional amounts payable on any senior debt security;

•	a change in currency in which payments are made;

•	an extension of the time of payment of interest;

•	a modification that affects adversely any right of a holder of a senior debt security to repayment;

•	a reduction in the principal amount of an original issue discount senior debt security due and payable upon acceleration of the maturity;

•	a reduction in the portion of the principal amount of a senior debt security payable in bankruptcy;

•	a reduction in amounts payable upon redemption;

•	a reduction in the rate of interest payable on overdue amounts;

•	a modification that impairs the right of any holder of any senior debt security to institute suit for the enforcement of any required payment on the senior debt security on or after the fixed maturity of the senior debt security;

•	a reduction in the percentage of holders of the outstanding senior debt securities of each series required to consent to any modification discussed above; and

•	a modification of the terms and conditions of the guarantee by Textron Financial of the due and punctual payment of principal, premium or interest on the guaranteed senior debt securities in a manner adverse to holders of the applicable series of debt securities.
      Under each indenture, the applicable issuer can make modifications to the senior indenture with the consent of the trustee but without the consent of any holders of senior debt securities to evidence the merger of the issuer or guarantor or the replacement of the trustee and for other purposes set forth in the senior indentures.
Payment of Additional Amounts with Respect to the Guaranteed Senior Debt Securities
      Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, all amounts of principal of, and any premium and interest on, any guaranteed senior debt securities issued by Textron Canada Funding outside Canada will be paid by Textron Canada Funding without deduction or

12

withholding for any present or future taxes, duties, levies or other governmental charges of whatever nature in effect on the date of the original issuance of the guaranteed senior debt security or imposed or established in the future by or on behalf of the Government of Canada or of any province or territory of or in Canada or by any authority or agency of or in Canada having power to tax (“Taxes”). If Textron Canada Funding is so required to deduct or withhold any Taxes, Textron Canada Funding shall pay as additional interest any additional amounts necessary to make the net amount received by the affected holder equal the amount the holders would have received in the absence of the deduction or withholding. However, no “additional amounts” will be payable with respect to:

(1) any payment to a holder who is liable for Taxes (a) by reason of that holder being a person with whom Textron Canada Funding is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) or (b) by reason of the existence of any present or former connection between that holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if that holder is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory of or in Canada or agency of or in Canada other than the mere holding of such guaranteed debt security,

(2) any Tax which would not have been so imposed but for the presentation by the holder of the guaranteed senior debt security for payment on a date more than 10 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(3) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(4) any Tax which is payable otherwise than by withholding from payments in respect of principal of, any premium, or any interest on any guaranteed senior debt security;

(5) any Tax imposed as a result of the failure to comply with (a) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with Canada or any province or territory of Canada of the holder of the guaranteed senior debt security, if such compliance is required by statute, or by regulation, as a precondition to relief or exemption from such Tax or (b) any other certification, information, documentation, reporting or other similar requirements under Canadian federal or provincial income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such Tax, assessment or other governmental charge;

(6) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, any premium or any interest on any guaranteed senior debt security, if the payment can be made without withholding by at least one other paying agent; or

(7) any combination of items (1), (2), (3), (4), (5), or (6).
      Furthermore, no additional amounts shall be paid with respect to any payment on any guaranteed senior debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of that guaranteed senior debt security to the extent that a beneficiary or settlor with respect to that fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of any such guaranteed senior debt security.
Optional Tax Redemption
      Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, except in the case of guaranteed senior debt securities that have a variable rate of interest and that may be

13

redeemed on any interest payment date, Textron Canada Funding may redeem each series of guaranteed senior debt securities at its option in whole but not in part at any time, if:

•	Textron Canada Funding would be required to pay additional amounts, as a result of any change in the tax laws of the Government of Canada or of any province or territory of or in Canada or by any authority or agency of or in Canada having power to tax that becomes effective on or after the date of issuance of that series, as explained above under “Payment of Additional Amounts with Respect to the Guaranteed Senior Debt Securities,” or

•	as a result of any change in any treaty affecting taxation to which Canada, or a jurisdiction in which a successor to Textron Canada Funding is organized, is a party that becomes effective on or after a date on which Textron Financial borrows money from Textron Canada Funding, Textron Financial would be required to deduct or withhold tax on any payment to Textron Canada Funding to enable it to make any payment of principal, premium, if any, or interest.
      Except in the case of outstanding original issue discount guaranteed senior debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed senior debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.
      In both of these cases, however, Textron Canada Funding will not be permitted to redeem a series of guaranteed senior debt securities if it can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to it.
Information Concerning the Trustee
      Textron Financial and its subsidiaries, including Textron Canada Funding, maintain various banking and trust relationships with the trustee.
Book-Entry Procedures
      We may issue the securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless we otherwise state in the applicable prospectus supplement, the depositary for securities issued in the United States will be The Depository Trust Company, or the Depositary. The Depositary has informed us that its nominee will be Cede & Co., who will be the initial registered holder of any series of securities issued in the United States that are issued in book-entry form.
      We will not issue certificates to individual holders of the securities, except as set forth below or in the applicable prospectus supplement. The Depositary and its participating organizations will only show beneficial interests in book-entry securities on and transfers of book-entry securities through the records that it and its participating organizations maintain. In addition, if holders of securities issued in book-entry form want to take any action, they must instruct the participating organization through which they hold the securities. The participating organization then must instruct The Depositary or Cede & Co., as the registered holder of the securities, to take action.
      The information under the headings “The Depositary” and “Book-Entry System” in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources we believe to be reliable.
The Depositary
      The Depositary is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform

14

Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities that its participating organizations, or direct participants, deposit with it. The Depositary also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations, including banks, brokers, dealers and trust companies that work with a direct participant also use the Depositary’s book-entry system.
      The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of the Depositary and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others we refer to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The Depositary’s rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about the Depositary can be found at www.dtcc.com.
      The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in securities represented by global securities.
Book-Entry System
      We anticipate that the following provisions will apply to all depositary arrangements unless the prospectus supplement states otherwise.
      Ownership of beneficial interests in securities will be limited to direct participants or indirect participants.
      Upon the issuance of a global security, the Depositary will credit, on its book-entry registration and transfer system, to the accounts of the applicable direct participants, the respective principal amounts of the securities represented by such global security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those securities. Purchases of securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of securities will be recorded on the direct participants’ and indirect participants’ records. We refer to these actual purchasers as “beneficial owners.” The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of the beneficial owners that are their customers.
      Beneficial owners will not receive written confirmation from the Depositary of their purchase, but we expect beneficial owners to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are expected to be effected by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.
      So long as the Depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture. Beneficial owners will not be entitled to have the securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of

15

securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of the Depositary or any successor depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if the applicable issuer requests any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.
      We will make payments of redemption proceeds, principal, premium, if any, and interest on book-entry securities to the Depositary or its nominee, as the registered owner of the global security representing such securities. Neither we nor the trustee or any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.
      We expect that the Depositary, upon receipt of any redemption proceeds or any principal, premium or interest payment, will immediately credit direct participants’ accounts with payments in amounts proportionate to the respective beneficial interests in the global security, as shown on the records of the Depositary. We also expect that payments by direct participants to indirect participants and by direct participant and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and accordingly will be the responsibility of the direct and indirect participants and not of the Depositary, its nominee, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds or principal, premium, or interest payments to the Depositary or its nominee is our responsibility, disbursement of such payments to direct participants will be the responsibility of the Depositary and disbursement of such payments to beneficial owners will be the responsibility of direct and indirect participants.
      As long as the securities are held by the Depositary or its nominee and the Depositary continues to make its same day funds settlement system available to us, all payments of principal and interest on the securities will be made in immediately available funds.
      We expect that the forwarding of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect from time to time. Neither the Depositary nor Cede & Co. will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures. We are advised that the Depositary’s usual procedure is to mail an omnibus proxy to us as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.
      If applicable, redemption notices will be sent to Cede & Co. If less than all of the securities in book-entry form of like tenor and terms are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.
      A beneficial owner will give notice of any option to elect to have its securities in book-entry form repaid by the issuer of such securities, through its participant, to the trustee, and will effect delivery of the

16

applicable securities in book-entry form by causing the direct participant to transfer the participant’s interest in the global securities in book-entry form, on the Depositary’s records, to the trustee.
      The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
      If:

•	the Depositary notifies the applicable issuer that it is unwilling or unable to continue as a clearing system in connection with a global security or the Depositary ceases to be a clearing agency registered under the Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from the Depositary or on becoming aware that the Depositary is no longer so registered,

•	the applicable issuer executes and delivers to the trustee a company order to the effect that the global securities of any series shall be exchangeable, or

•	an event of default has occurred and is continuing with respect to the securities of any series, then such global securities will be exchangeable for securities in certificated form of like tenor and of an equal aggregate principal amount. The certificated securities will be registered in the name or names as the Depositary instructs the trustee. It is expected that instructions may be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
      The securities and the indentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.
Plan of Distribution
       We may sell the securities described in this prospectus:

•	to or through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.
By Underwriters
      If we use underwriters in the sale, the underwriters will acquire securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may from time to time modify any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
By Agents
      We may sell securities of any series through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

17

Direct Sales
      We may directly sell securities of any series. In this case, no underwriters or agents would be involved. Direct sales of securities will not occur in Canada.
General Information
      Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that we pay them and any profit on their resale of the debt securities offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act of 1933. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
      We may have agreements with the underwriters, dealers and agents who participate in the sale of securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
      The securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell securities of a series for public offering and sale may make a market in the securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of securities we issue will exist.
      If we so indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase securities from us which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institutional investor is subject.
Where You Can Find More Information
       We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, covering the securities to be offered from time to time by this prospectus. This prospectus does not contain all of the information included in the registration statement.
      Textron Financial also files annual, quarterly and special reports, and other information with the SEC. Our parent company, Textron Inc., also files annual, quarterly and special reports, and other information with the SEC, including its audited financial statements. Textron Inc.’s and Textron Financial’s SEC filings are available to the public over the Internet from the SEC’s web site at http://www.sec.gov. You may also read and copy any document Textron Financial or Textron Inc. files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms and their copy charges.
      The SEC allows us to “incorporate by reference” in this prospectus the information in documents Textron Financial files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus:

•	Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Textron Financial’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

18

•	Textron Financial’s current reports on Form 8-K filed April 24, 2006, April 25, 2006 and May 1, 2006.
      We also incorporate by reference any future filings that Textron Financial may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed. This incorporation by reference shall in no event incorporate by reference any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K, unless specifically provided in such report or in an applicable supplement to this prospectus.
      You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

Textron Financial Corporation
40 Westminster Street
P.O. Box 6687
Providence, Rhode Island 02940-6687
Attention: Treasurer
(401) 621-4200
      Unless we authorize otherwise, you should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any country, state or province where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
      In accordance with Rule 12h-5 promulgated under the Securities Exchange Act of 1934, Textron Canada Funding is currently exempt from the information reporting requirements of the Exchange Act because it is permitted to omit financial statements for the reasons set forth under the caption “Textron Financial Canada Funding Corp.” above.
Legal Opinions
       Edwards Angell Palmer & Dodge LLP will issue for us an opinion about the legality of the TFC securities and the Textron Financial guarantee. Edwards Angell Palmer & Dodge LLP and Stewart McKelvey will issue for us opinions about the legality of the guaranteed senior debt securities.
      Any underwriters or agents will be advised about the validity of the securities by Sidley Austin llp.
Experts
       The consolidated financial statements of Textron Financial and management assessment of the effectiveness of internal controls over financial reporting appearing in Textron Financial’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on their authority as experts in accounting and auditing. Any audited financial statements and schedules and management assessment of the effectiveness of internal controls over financial reporting that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports given on their authority as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

19

PROSPECTUS SUPPLEMENT
(to prospectus dated November 16, 2006)

Textron Financial Corporation
Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Textron Financial Canada Funding Corp.
Medium-Term Notes, Series F-CAD
Due Nine Months or More From Date of Issue

We may offer from time to time Medium-Term Notes, Series F, of Textron Financial Corporation and Medium-Term Notes, Series F-CAD, of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation, in each case in an unlimited amount. The specific terms of any notes offered will be included in a pricing supplement. Unless we provide otherwise in the applicable pricing supplement, the notes offered will have the following general terms:

•	The notes will mature in nine months or more from the date of issuance.

•	The notes will be senior unsecured obligations of Textron Financial Corporation or Textron Financial Canada Funding Corp., as applicable.

•	The notes will bear interest at a fixed or floating rate or will not bear any interest. If the notes bear interest at a floating rate, the floating interest rate formula will be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a specified percentage.

•	The applicable issuer will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

•	We will specify in the applicable pricing supplement whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at our option or repayment at the option of the holder of the notes.

•	Interest on the notes will be payable on the dates provided in this prospectus supplement or in the applicable pricing supplement.

•	The notes will not be listed on any securities exchange.

•	The notes issued by Textron Financial Canada Funding Corp. will be fully and unconditionally guaranteed by Textron Financial Corporation.

Investing in the notes involves certain risks.  See “Risk Factors” on page S-2.

Per Note

Public offering price	100%
Agents’ discount and commissions for Textron Financial	.125%-.750%
Proceeds, before expenses, to Textron Financial	99.875%-99.250%

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through any agent as agent using its reasonable efforts to sell notes on our behalf. We may also sell notes without the assistance of an agent.

If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement will be reduced.

Merrill Lynch & Co.
Banc of America Securities LLC
Barclays Capital
BNP PARIBAS
Citigroup
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
HSBC
JPMorgan
Mitsubishi UFJ Securities
Morgan Stanley
UBS Investment Bank
Wachovia Securities

The date of this prospectus supplement is November 16, 2006.

Unless we authorize otherwise, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the agents are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any pricing supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and Textron Financial Canada Funding Corp. as “Textron Canada Funding” or “TFCFC,” and to either of Textron Financial or Textron Canada Funding as an “issuer”. Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding.

References in this prospectus supplement to “agent” or “agents” are to any or all, respectively, of the agents listed on the cover page of this prospectus supplement or any other agent appointed by us.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” or “dollar” are to the lawful currency of the United States and to “Canadian dollars” or “Cdn.$” are to the lawful currency of Canada. In this prospectus supplement and the prospectus to which it relates, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

RISK FACTORS

Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rates or currency indices or formulas. Additional risks that we do not know about or that we view as immaterial may also impair your investment. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components. Before investing in the notes, you should consider carefully, among other factors, the matters described below. In addition, you should review the “Risk Factors” section of Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the “Risk Factors” section of any future report filed by Textron Financial with the Securities and Exchange Commission, all of which are incorporated by reference herein. See “Where You Can Find More Information” in the accompanying prospectus.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Are More Volatile Than Conventional Debt Securities

If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, you could be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower amount of principal, premium or interest, or none at all. You may receive payments at different times than you expected. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which we have no control. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, that feature will magnify the effect of any change in the index or formula. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. You should not view the historical experience of an index as an indication of its future performance.

Notes Denominated in Foreign Currencies Are Subject to Significant Risks Associated With Exchange Rate Fluctuation, Foreign Exchange Controls and Other Factors Over Which We Have No Control

Unless we provide otherwise in the applicable pricing supplement, the applicable issuer will make payments on foreign currency notes in the relevant foreign currencies. As discussed below under “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest,” any amounts payable by the applicable issuer in the relevant foreign currency will be converted by the exchange rate agent named in the applicable pricing supplement into U.S. dollars for payment to holders of notes, unless we provide otherwise in the applicable pricing supplement. If you invest in foreign currency notes or currency indexed notes, your investment will be subject to significant risks not associated with investments in debt securities denominated in U.S. dollars or U.S. dollar-based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and that volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar-equivalent yield of your foreign currency notes or currency indexed notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. If payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. We may further describe the currency risks with respect to your foreign currency notes or currency indexed notes in the applicable pricing supplement.

Governmental exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In these cases, the applicable issuer will be allowed to satisfy its obligations in respect of your foreign currency notes in U.S. dollars. See “Special Provisions Relating to Foreign Currency Notes — Payment Currency.”

Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or if other developments affecting the U.S. dollar or any applicable currency occur.

The paying agent on the notes will make all calculations relating to foreign currency notes or currency indexed notes. The determinations made by the paying agent will, in the absence of clear error, be binding on holders of the notes.

For notes with a specified currency other than U.S. dollars we will include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

Exchange Rates May Affect The Value Of a Judgment Of A U.S. Court Involving Foreign Currency Notes

The notes issued by Textron Financial will be issued as a series of debt securities under an indenture, dated as of December 9, 1999, between Textron Financial and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The notes issued by Textron Canada Funding will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, between Textron Canada Funding, Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The indentures and the notes, including foreign currency notes, except to the extent that we specify otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

This prospectus supplement, the accompanying prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in currencies other than U.S. dollars. We believe that these risks are potentially too variable to ascertain and describe with any reasonable degree of certainty and that preparation of a list of every potential material risk incorporating every economic, financial, political and military circumstance, among other things, would be impractical. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in currencies other than U.S. dollars. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Redemption May Adversely Affect Your Return on The Notes

If your notes are redeemable at the option of the applicable issuer or are subject to mandatory redemption, the applicable issuer may choose to, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest your redemption proceeds in a comparable security at an effective interest rate as high as that of your notes being redeemed.

There May be an Uncertain Trading Market For Your Notes; Many Factors Affect The Trading Value of Your Notes

Upon issuance, your notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of the notes,

•	the redemption features of your notes,

•	the amount of other debt securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market, and will experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks relating to your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our respective ability to pay our respective obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

Enforcement of Liabilities With Respect to Textron Canada Funding

Textron Canada Funding is a wholly-owned subsidiary of Textron Financial and is incorporated under the laws of Nova Scotia. One or more of its directors reside outside the United States. All or a substantial portion of the assets of these persons, as well as Textron Canada Funding, are located outside the United States. Textron Canada Funding has consented to service of process in the United States with respect to any action that may be brought in connection with its notes or its indenture, including with respect to violations of U.S. Federal securities laws with respect to offers and sales of notes. Purchasers of notes issued by Textron Canada Funding may serve Textron Canada Funding with respect to any actions by serving Corporation Service Company, 80 State Street, Albany, New York 12207-2543, its United States agent irrevocably appointed for that purpose. Textron Canada Funding has been advised by its Nova Scotia counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Canada. As a result, to enforce a final judgment against Textron Canada Funding obtained in the United States courts, a claimant must bring such final judgment before a Canadian court. Textron Canada Funding has been advised by its Nova Scotia counsel that, subject to certain conditions and qualifications, a Nova Scotia court will normally issue a judgment incorporating the final judgment rendered by the United States court.

IMPORTANT CURRENCY INFORMATION

You are required to pay for each note in the currency provided for in the applicable pricing supplement. If you are a prospective purchaser of a note having a currency other than U.S. dollars, the agents may, in their discretion and upon your request, arrange for the exchange of U.S. dollars into that currency to enable you to pay for the notes. Each exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. You must pay all costs of this exchange. See “Special Provisions Relating to Foreign Currency Notes — Currencies.”

ABOUT THIS PROSPECTUS SUPPLEMENT

The notes issued by a particular issuer are a series of the debt securities of that issuer described in the accompanying prospectus. The following is a description of the particular terms of the notes. You should read this prospectus supplement together with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If the following description is inconsistent with the description contained in the accompanying prospectus, then the following description replaces and supersedes the description contained in the accompanying prospectus.

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

USE OF PROCEEDS

Textron Financial intends to use the net proceeds from the sale of its notes for general corporate purposes unless otherwise indicated in the applicable pricing supplement. Unless otherwise indicated in the applicable pricing supplement, Textron Canada Funding will lend the net proceeds from the sale of its notes to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for similar purposes.

DESCRIPTION OF THE NOTES

The notes issued by Textron Financial will be issued under an indenture, dated as of December 9, 1999, with U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The notes issued by Textron Canada Funding will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. Except as noted in this prospectus supplement or in the accompanying prospectus, the indentures are identical in all material respects. The term “senior debt securities” as used in this prospectus supplement refers to all securities issued and issuable from time to time under the applicable indenture and includes the notes issued by Textron Financial or Textron Canada Funding, as applicable. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. The senior debt securities and the indentures are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the indentures is not complete and is qualified in its entirety by reference to the indentures. The summary does not contain all of the provisions that you may want to consider as an investor in the notes. You may wish to review the indentures. We have filed a copy of the indentures with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless an issuer provides otherwise in the applicable pricing supplement, the notes will have the terms described below, except that references to interest payments and interest-related information do not apply to some original issue discount notes which are notes issued at prices significantly less than the amount payable on them at maturity.

General

The notes will be issued as a series of debt securities of that issuer under the applicable indenture, subject to each issuer’s right to “reopen” that series to issue additional notes. The issuers may issue an unlimited amount of notes under this prospectus supplement. Notes issued by Textron Canada Funding will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, such notes when due, whether at maturity or otherwise. Unless an issuer provides otherwise in the applicable pricing supplement, all senior debt securities, including the notes, issued and to be issued under the indentures (as well as the related guarantee, if applicable) will be the applicable issuer’s (or guarantor’s) unsecured general obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Neither indenture limits the aggregate principal amount of senior debt securities that the applicable issuer may issue. Each issuer may issue senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as the applicable issuer may authorize for each series. Each issuer may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities in addition to the aggregate principal amount of notes offered by this prospectus supplement. As of September 30, 2006, Textron Financial had $6.728 billion aggregate principal amount of senior debt securities issued and outstanding. As of September 30, 2006, Textron Canada Funding had $110.0 million aggregate principal amount of senior debt securities outstanding and Cdn.$492.0 million aggregate principal amount of senior debt securities outstanding, all of which are guaranteed by Textron Financial.

The notes will be offered on a continuing basis. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the applicable issuer, repayment at the option of the holder or otherwise. The stated maturity date or this prior date, as the case may be, is referred to as the “maturity date” with respect to the principal, premium, if any, and interest, payable on that date. For further information regarding discount notes, see “— Original Issue Discount Notes” and “Certain United States Federal Income Tax Considerations — Tax Consequences to U.S. Holders.”

Unless an issuer provides otherwise in the applicable pricing supplement, the notes we issue in the United States will be denominated in, and payments in respect of the notes will be made in, United States dollars. The notes also may be denominated in, and payments in respect of the notes may be made in, one or more foreign or composite currencies. See “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest.”

Unless otherwise specified by Textron Canada Funding in the applicable pricing supplement, all amounts of principal of, and any premium and interest on, any guaranteed notes issued by Textron Canada Funding outside Canada will be paid by Textron Canada Funding without deduction or withholding for any taxes, assessments or other charges imposed by the government of Canada, or the government of a jurisdiction in which a successor to Textron Canada Funding is organized, subject to certain exceptions. For a discussion of the payment of these taxes, assessments or charges, please see “Description of Senior Debt Securities — Payment of Additional Amounts with Respect to the Guaranteed Senior Debt Securities” in the accompanying prospectus. In addition, unless otherwise specified in the applicable pricing supplement, Textron Canada

Funding may redeem the guaranteed notes in the event certain tax events occur, to the extent set forth under “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus.

Each fixed rate note will mature on a day nine months or more from the date of issue, as provided in the applicable pricing supplement, as selected by the agent and agreed to by the applicable issuer. Each floating rate note will mature on an interest payment date nine months or more from the date of issue as provided in the applicable pricing supplement, as selected by the agent and agreed to by the applicable issuer. Except as provided in the next sentence, or except as provided in the applicable pricing supplement, in the event that an interest payment date, maturity date or any date fixed for redemption or repayment of any note is not a business day, principal, premium, if any, and interest payable on such interest payment date, maturity date or date fixed for redemption or repayment will be paid on the next succeeding business day with the same effect as if that business day were the specified interest payment date, maturity date or date fixed for redemption or repayment and no interest will accrue for the period from and after the specified interest payment date, maturity date or date fixed for redemption or repayment to the next succeeding business day. However, except as provided in the applicable pricing supplement, if any interest payment date for a floating rate note, other than an interest payment date at maturity, falls on a day that is not a business day, that interest payment date will be postponed to the next business day and interest will continue to accrue to the following business day, but in the case of a LIBOR note, if the next business day is in the following calendar month, the interest payment date will be the immediately preceding business day.

Unless an issuer provides otherwise in the applicable pricing supplement, the notes will be issuable only in fully registered book-entry form or certificated form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 above that amount for notes denominated in U.S. dollars or Cdn.$1,000 and integral multiples of Cdn.$1,000 above that amount for notes denominated in Canadian dollars and the minimum denominations of each foreign currency note will be in at least equivalent amounts in the applicable foreign currency, as provided in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company or any other depositary as is identified in an applicable pricing supplement. See “— Book-Entry System.” Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to each indenture not involving any transfer.

The pricing supplement relating to a particular issuance of notes will describe the following terms:

•	the principal amount of the notes offered pursuant to such pricing supplement,

•	whether the notes are fixed rate or floating rate notes or will not bear any interest,

•	the price (expressed as a percentage of the aggregate principal amount) at which the notes will be issued,

•	the date on which the notes will be issued,

•	the maturity date of the notes,

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear interest,

•	if the notes are floating rate notes, the terms of the notes, including those matters described below under “— Floating Rate Notes,”

•	whether the notes are original issue discount notes and whether they have been issued with original issue discount for U.S. or Canadian federal income tax purposes,

•	whether the notes are amortizing notes,

•	whether the notes may be redeemed at the option of the applicable issuer, or repaid at the option of the holder, prior to maturity as described under “— Optional Redemption” and “— Repayment at the Noteholders’ Option; Repurchase” below and, if so, the provisions relating to that redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment,

•	whether the notes will be initially represented by a global book-entry note registered in the name of The Depository Trust Company or another depositary or a certificate issued in definitive form,

•	any relevant material tax consequences associated with the terms of those notes which have not been described under “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” below,

•	whether the notes will be denominated in a currency other than U.S. dollars, if offered in the United States,

•	the use of proceeds, if materially different from that disclosed in the accompanying prospectus,

•	the identity of any additional agent through or to whom the notes are being sold,

•	the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreements which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and

•	any other terms of those notes that are not inconsistent with the provisions of the applicable indenture.

Payment of Principal, Premium and Interest

The applicable issuer will make payments of principal and premium, if any, and interest on notes in book-entry form through the trustee to the depositary or its nominee. See “— Book-Entry System.”

In the case of notes in certificated form, the applicable issuer will make payment of principal, premium, if any, and interest on the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other place as the applicable issuer may designate. Payment of interest due at maturity will be made to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made.

Unless an issuer provides otherwise in the pricing supplement, it will pay interest on each certificated note, other than interest payable upon maturity or upon earlier redemption or repayment, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other office as the applicable issuer specifies or, at its option, by check mailed to the address of the person in whose name a certificated note is registered, as such address appears in the register maintained by the trustee. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date and ending on the first interest payment date will be paid to the holder on the next succeeding interest payment date. A holder of U.S.$10,000,000 or more in total principal amount of certificated notes of like tenor and terms for notes denominated in U.S. dollars or Cdn.$10,000,000 or more in total principal amount of certificated notes of like tenor and terms denominated in Canadian dollars will be entitled to receive interest payments in U.S. or Canadian dollars, as the case may be, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to that interest payment date. Any such wire transfer instructions received by the trustee will remain in effect until revoked by the holder. In the case of a global book-entry note, the payment of interest will be made to a nominee of the depositary.

The interest rates on notes issued in one transaction may be different from the interest rates applicable to notes issued in another transaction depending upon, among other things, the aggregate principal amount of notes purchased in the applicable transaction. Each issuer may offer notes with similar variable terms but different interest rates concurrently at any time. Each issuer may also concurrently offer notes having different variable terms to different investors.

Interest and Interest Rates

Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or maturity, as the case may be.

The applicable issuer will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at maturity. The applicable issuer will pay interest to the persons or entities in whose names the notes are registered as of the regular record date. However, interest that the applicable issuer pays at maturity, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, the applicable issuer will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Unless we provide otherwise in the applicable pricing supplement, the regular record date with respect to fixed rate notes will be the last day of February and August, whether or not a business day, immediately preceding the related interest payment date and the regular record date with respect to floating rates notes will be the fifteenth day, whether or not a business day, immediately preceding the related interest payment date.

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and provided further that, with respect to floating rate notes as to which LIBOR is an applicable interest rate basis, the day is also a London banking day.

“London banking day” means a day on which commercial banks are open for business, including dealings in the LIBOR currency, as defined below under “LIBOR Rate Notes,” in London.

“Principal financial center” means, unless otherwise specified in the applicable pricing supplement,

(1) the capital city of the country issuing the specified currency, or

(2) the capital city of the country to which the LIBOR currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the “principal financial center” will be The City of New York, Sydney, Toronto, London (solely in the case of the specified currency), Johannesburg and Zurich, respectively.

Fixed Rate Notes

Each fixed rate note will bear interest at the annual rate provided in the note and in the applicable pricing supplement. Unless an issuer provides otherwise in the applicable pricing supplement, the interest payment dates for the fixed rate notes will be on March 15 and September 15 of each year. Unless an issuer provides otherwise in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of the following:

•	the CMT rate,

•	the CD rate,

•	the Commercial Paper rate,

•	the Federal Funds rate,

•	LIBOR,

•	the Prime rate,

•	the Treasury rate, or

•	any other interest rate basis or bases described in the applicable pricing supplement.

Terms.  Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

•	whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note,

•	the interest rate basis or bases (the “base rate”),

•	the initial interest rate,

•	the fixed rate commencement date, if applicable,

•	the fixed interest rate, if applicable,

•	the interest reset dates,

•	record dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated (the “index maturity”),

•	the maximum interest rate and minimum interest rate, if any,

•	the number of basis points to be added to or subtracted from the related interest rate basis or bases (the “spread”),

•	the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate (the “spread multiplier”),

•	if one or more of the specified interest rate bases is LIBOR, the index maturity, as defined above, the LIBOR currency and the designated LIBOR page, both as defined below, and

•	if one or more of the specified interest rate bases is the CMT rate, the CMT Moneyline Telerate Page and the weekly average or the monthly average.

If we designate the floating rate note as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Note.  Unless a floating rate note is designated as a “floating rate/fixed rate note,” an “inverse floating rate note” or as having an addendum attached or as having “other provisions” apply relating to a different interest rate formula, the floating rate note will be designated as a “regular floating rate note” and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate of the regular floating rate note will be reset on each interest reset date. However, the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate provided in the pricing supplement.

Floating Rate/Fixed Rate Note.  If a floating rate note is designated as a “floating rate/fixed rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate on the floating rate/fixed rate note will be reset on each interest reset date; provided, however, that:

•	the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate, and

•	the interest rate for the period commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity, i.e. the fixed rate commencement date, will be the fixed interest rate provided in the applicable pricing supplement or, if no fixed interest rate is provided in the applicable pricing supplement, the interest rate for this period will be the interest rate in effect on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Note.  If a floating rate note is designated as an “inverse floating rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Unless an issuer provides otherwise in the applicable pricing supplement, the interest rate will not be less than zero.

Commencing on the first interest reset date, the interest rate on the inverse floating rate note will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issuance to the first interest reset date will be the initial interest rate.

Interest Reset Dates.  The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement (the “interest reset date”). Unless an issuer provides otherwise in the applicable pricing supplement, the interest reset date will be:

•	in the case of floating rate notes which reset daily, each business day,

•	in the case of floating rate notes which reset weekly, the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury rate is an applicable interest rate basis, which will reset the Tuesday of each week,

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month,

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement, and

•	in the case of floating rate notes which reset annually, the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that:

•	the interest rate of a floating rate/fixed rate note will not reset after the applicable fixed rate commencement date,

•	the initial interest rate, which is the interest rate in effect from the original issue date to, but excluding, the first interest reset date, will be as provided in the applicable pricing supplement, and

•	if any interest reset date falls on a day that is not a business day, the applicable interest reset date will be postponed to the next business day, except, in the case of a LIBOR note, if that business day is in the following calendar month, the interest reset date will be the immediately preceding business day. If the interest determination date for a Treasury rate note would otherwise fall on an interest reset date, then such interest reset date will be postponed to the next succeeding business day.

Maximum And Minimum Interest Rates.  A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “maximum interest rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “minimum interest rate”).

Each indenture is, and any notes issued under each indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

Interest Determination Dates.  Unless an issuer provides otherwise in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable “interest determination date” and calculated on or prior to the calculation date, as defined below.

•	The interest determination date with respect to a CD rate note and a CMT rate note will be the second business day preceding each interest reset date for the related note.

•	The interest determination date with respect to a Commercial Paper rate note, a Federal Funds rate note and a Prime rate note will be the first business day preceding each interest reset date for the related note.

•	The interest determination date with respect to a LIBOR note will be the second London banking day preceding each interest reset date.

•	The interest determination date with respect to a Treasury rate note will be the day of the week in which that interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week. If Monday is a legal holiday, the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date relating to the interest reset date occurring in the following week.

•	The interest determination date relating to a floating rate note with an interest rate that is determined by reference to two or more interest rate bases will be the second business day prior to the interest reset date on which each interest rate basis is determinable.

Calculation Date

Unless an issuer provides otherwise in the applicable pricing supplement, U.S. Bank National Association will be the calculation agent, which term includes any successor calculation agent appointed by the applicable issuer. The calculation agent will determine for each interest reset date the interest rate in the manner described in this prospectus supplement. The calculation agent will notify the trustee of each determination of the interest rate for any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next interest reset date for that note.

Unless an issuer provides otherwise in the applicable pricing supplement, the calculation date relating to any interest determination date will be the earlier of:

•	the tenth day after the applicable interest determination date or, if that day is not a business day, the following business day, or

•	the business day preceding the applicable interest payment date or maturity date, as the case may be.

Interest Payments

Each applicable pricing supplement will specify the dates on which interest will be payable. Except as provided below or in the applicable pricing supplement, interest on floating rate notes will be payable:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement,

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement, and

•	at maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one half cent being rounded upward.

With respect to each floating rate note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding together the interest factors calculated for each day from the original issue date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless provided otherwise in the applicable pricing supplement:

•	in the case of notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, LIBOR or the Prime rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360,

•	in the case of notes for which the interest rate basis is the CMT rate or the Treasury rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year, and

•	the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied.

Except as set forth in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an interest reset date, the interest rate with respect to the interest determination date relating to that interest reset date, or

•	if the day is not an interest reset date, the interest rate with respect to the interest determination date relating to the immediately preceding interest reset date;

provided, however, that the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate specified in the applicable pricing supplement.

Unless an issuer provides otherwise in the applicable pricing supplement, interest rates will be determined by the calculation agent as follows:

CD Rate Notes.  CD rate notes will bear interest at the rates, calculated with reference to the CD rate and the spread and/or spread multiplier, if any, specified in the applicable CD rate notes and in any applicable pricing supplement.

“CD rate” means:

(1) the rate on the applicable interest determination date for negotiable United States dollar certificates of deposit having the index maturity specified in the applicable pricing supplement published by the Board of Governors of the Federal Reserve System in H.15(519), as defined below, under the heading “CDs (secondary market),” or

(2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date for negotiable United States dollar certificates of deposit of the index maturity specified in the applicable pricing supplement as published in H.15 daily update, as defined below, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market),” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent on the notes as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable interest determination date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include one or more of the agents or their affiliates) selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD rate in effect on the applicable interest determination date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate Notes.  CMT rate notes will bear interest at the rates, calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the applicable CMT rate notes and in any applicable pricing supplement.

“CMT rate” means:

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) (“Moneyline Telerate”), on page 7051 or any other page as may replace page 7051 on that service (“Telerate Page 7051”), for the applicable interest determination date, or

(b) if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for the applicable interest determination date as published in H.15(519) under the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not appear in H.15(519), the rate on the applicable interest determination date for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not published, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable interest determination date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates (each, a “reference dealer”), selected by the calculation agent from five such reference dealers and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than such index maturity and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New

York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five such reference dealers and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than such index maturity, a remaining term to maturity closest to the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the applicable interest determination date.

(2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052 or any other page as may replace that specified page on that service (“Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related interest determination date falls, or

(b) if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable interest determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related interest determination date falls, or

(d) if the Federal Reserve Bank of New York does not publish the rate referred to in clause (c), the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five such reference dealers and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than such index maturity and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five such reference dealers and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate will be calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on the applicable interest determination date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate Notes.  Commercial Paper rate notes will bear interest at the rates, calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any, specified in the applicable Commercial Paper rate notes and in any applicable pricing supplement.

“Commercial Paper rate” means:

(1) the money market yield, as defined below, on the applicable interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “Commercial Paper-Nonfinancial,” or

(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the money market yield of the rate on the applicable interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial” (an index maturity of one month will be deemed equivalent to an index maturity of 30 days and an index maturity of three months will be deemed to be equivalent to an index maturity of 90 days), or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the money market yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent for commercial paper having the index maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper rate in effect on the applicable interest determination date.

“Money market yield” means a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) calculated in accordance with the following formula and expressed as a percentage:

Money market yield =	D × 360 360 − (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes.  Federal Funds rate notes will bear interest at the rates, calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any, specified in the applicable Federal Funds rate notes and in any applicable pricing supplement.

“Federal Funds rate” means:

(1) the rate on the applicable interest determination date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Moneyline Telerate on page 120 or any other page as may replace the applicable page on that service, “Moneyline Telerate Page 120,” or

(2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date for United States dollar federal funds published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective),” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable interest determination date, or

(4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds rate in effect on the applicable interest determination date.

LIBOR Rate Notes.  LIBOR rate notes will bear interest at the rates, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, specified in the applicable LIBOR rate notes and in any applicable pricing supplement.

“LIBOR” means:

(1) if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR currency, as defined below, having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date that appears on the designated LIBOR Page as of 11:00 A.M., London time, on the applicable interest determination date, or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable interest determination date. If the designated LIBOR page by its terms provides only for a single rate, then the single rate will be used, or

(3) with respect to a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of one or more of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following the applicable interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable interest determination date and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center(s), on the applicable interest determination date by three major banks, which may include affiliates of one or more of the agents, in the applicable principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable interest determination date.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“Designated LIBOR page” means either:

•	if “LIBOR Telerate” is designated in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate on page 3750 or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency, or

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters 3000 Xtra Service or any successor service on page “LIBO,” or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency.

Prime Rate Notes.  Prime rate notes will bear interest at the rates, calculated with reference to the Prime rate and the spread and/or spread multiplier, if any, specified in the applicable Prime rate notes and any applicable pricing supplement.

“Prime rate” means:

(1) the rate on the applicable interest determination date as published in H.15(519) under the caption “Bank Prime Loan,” or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan,” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page, as defined below, as the particular bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable interest determination date, or

(4) if fewer than four rates described in clause (3) are so published by 3:00 P.M., New York City time, on the related calculation date as shown on the Reuters Screen US PRIME 1 Page, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable interest determination date by three major banks in The City of New York, which may include affiliates of one or more of the agents, selected by the calculation agent, or

(5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime rate in effect on the applicable interest determination date.

“Reuters Screen US Prime 1 Page” means the display on the Reuters 3000 Xtra Service or any successor service on the “US PRIME 1 Page” or other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Notes.  Treasury rate notes will bear interest at the rates, calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any, specified in the applicable Treasury rate notes and in any applicable pricing supplement.

“Treasury rate” means:

(1) the rate from the auction held on the applicable interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate on page 56 or any other page as may replace page 56 on that service, “Moneyline Telerate Page 56,” or Moneyline Telerate on page 57 or any other page as may replace page 57 on that service, “Moneyline Telerate Page 57,” or

(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable treasury bills announced by the United States Department of the Treasury, or

(3) if the rate referred to in clause (2) is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

(4) if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable treasury bills as published in H.15 daily update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

(6) if the dealers selected by the calculation agent are not quoting as mentioned in clause (5), the Treasury rate in effect on the applicable interest determination date.

“Bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond equivalent yield =	D × N 360 − (D × M)	× 100

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions, or any other matters relating to the applicable notes, may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

Original issue discount notes are notes issued at a discount from the principal amount payable at maturity and which may be considered to be issued with original issue discount which must be included in income for U.S. federal income tax purposes at a constant rate. Unless an issuer provides otherwise in the applicable pricing supplement, if the principal of any original issue discount note becomes due prior to its maturity either as a result of acceleration caused by an event of default or through redemption, the amount of principal due and payable on the note will be limited to (1) the issue price of the note plus, (2) in the case of a redemption, any premium provided in the applicable pricing supplement, plus (3) the original issue discount amortized from the original issue date to the date of acceleration or redemption. This amortization will be calculated using the “constant yield method,” computed in accordance with the rules under the Internal Revenue Code of 1986 and the regulations thereunder in effect on the date of the acceleration or redemption. Original issue discount notes may pay no interest currently or may bear interest at a rate that at the time of issuance is below market rates. Additional considerations relating to any original issue discount notes will be described in the applicable pricing supplement. For further information regarding the federal income tax implications for U.S. holders of discount notes, see “Certain United States Federal Income Tax Considerations — Tax Consequences to U.S. Holders.”

Amortizing Notes

We may offer, from time to time, amortizing notes with the amount of principal and interest payable in installments over the term of these notes. Unless an issuer provides otherwise in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms and provisions of the amortizing notes will be provided in the applicable pricing supplement, including a table setting forth repayment information for the amortizing notes.

Optional Redemption

Unless an issuer provides otherwise in the applicable pricing supplement:

•	the notes will not be subject to any sinking fund, and

•	the applicable issuer cannot at its option redeem the notes prior to maturity.

If the pricing supplement provides that the applicable issuer may redeem the notes at its option, the applicable pricing supplement will indicate the terms on which the notes will be redeemable. The pricing supplement will also indicate:

•	the initial redemption date from which the notes may be redeemed, and

•	the redemption price at which, together with accrued interest to the initial redemption date, the notes may be redeemed.

Unless an issuer provides otherwise in the applicable pricing supplement, the redemption price will be an amount equal to the initial redemption percentage provided in the applicable pricing supplement multiplied by the unpaid principal amount of the notes to be redeemed. The initial redemption percentage will decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement of the principal amount to be redeemed until the redemption price is 100% of the principal amount to be redeemed.

Unless otherwise specified in the applicable pricing supplement, notice of redemption will be provided by mailing a notice of the redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the address of each holder set forth in the applicable issuer’s books. Unless an issuer provides otherwise in the applicable pricing supplement, the applicable issuer may exercise its option to redeem the notes in whole or in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto). In the event of redemption of a note in part only, the applicable issuer will issue a new note for the unredeemed portion of the note to the holder of the note upon the cancellation of the note.

Whenever less than all of the notes of like tenor and terms are to be redeemed, the notes to be redeemed will be selected by the trustee by a method the trustee finds appropriate and fair.

Repayment at the Noteholders’ Option; Repurchase

Unless an issuer provides otherwise in the applicable pricing supplement, the notes will not be repayable at the option of the holder. If applicable, the pricing supplement relating to a particular issuance of notes will indicate that those notes may be repayable at the option of the holder on a date or dates provided prior to the maturity date and, unless provided otherwise in the applicable pricing supplement, at a price equal to 100% of the principal amount of the notes, together with accrued interest to the date of repayment. The pricing supplement will also indicate the other terms applicable to any repayment at the option of a holder.

In order for notes to be repaid, the trustee must receive at least 30 days but not more than 60 days before the optional repayment date:

•	in the case of a note in certificated form, the note and the form on the reverse side of the note entitled “Option to Elect Repayment” duly completed, or

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depositary and forwarded by the depositary to the trustee.

Exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note in increments of $1,000 or any integral multiples of an authorized denomination specified in the applicable pricing supplement but in that event the principal amount of the note remaining outstanding after repayment must be an authorized denomination. If a note is partially repaid, the note will be canceled and the applicable issuer will issue a new note for the remaining principal amount in the name of the holder of the repaid note.

If a note is represented by a book-entry note, the depository or its nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depository or its nominee of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depository or its nominee. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depositary’s records, to the trustee. See “— Book-Entry System.”

If applicable, the applicable issuer will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment.

Each issuer may at any time purchase its notes at any price in the open market or otherwise. Notes purchased by that issuer may, at its discretion, be held, resold or surrendered to the registrar for cancellation.

Renewable Notes

Each issuer may issue renewable notes, which are notes that will automatically renew at their maturity date unless the holder of the renewable note elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

The holder of the renewable note must give notice of termination at least 15, but not more than 30, days prior to the renewal date. The holder of a renewable note may terminate the automatic extension for less than all of the holder’s renewable notes only if the terms of the note as described in the related pricing supplement specifically permit partial termination. An election to terminate the automatic extension of any portion of the renewable note is irrevocable and will be binding on the holder of the note. If the holder elects to terminate the automatic extension of the maturity of the note, the holder will become entitled to the principal and interest accrued up to the renewal date. The related pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that the depositary or its nominee will timely exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary or its nominee of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depositary or its nominee.

Extendible Notes

Each issuer may issue notes whose stated maturity date may be extended at its option, an “extendible note,” for one or more whole year periods, each an “extension period,” up to but not beyond a final maturity date described in the related pricing supplement.

The applicable issuer may exercise its option to extend the extendible note by notifying the trustee (or any duly appointed paying agent) prior to the then effective maturity date. If the applicable issuer elects to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of its election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

In connection with the extension of an extendible note, the applicable issuer may, at its option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of that higher interest rate or higher spread and/or spread multiplier to the holder of the note. The notice will be irrevocable.

If the applicable issuer elects to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by the applicable issuer on the then effective maturity date at a price equal to the principal amount of the note plus any accrued and unpaid interest to that date. In order for an extendible note to be so repaid on the maturity date, the applicable issuer must receive, prior to the maturity date, unless an issuer provides otherwise in the applicable pricing supplement, a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or a commercial bank or trust company in the United States (or, in respect of notes issued in Canada, from a stock exchange, chartered bank or trust company in Canada) setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the applicable trustee (or paying agent) not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter; provided, however, that the telegram, telex, facsimile transmission or letter will only be effective if the trustee (or paying agent) receives the note and form duly completed by that fifth business day.

The option may be exercised by the holder of an extendible note for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

A holder who has tendered an extendible note for repayment may, by written notice to the applicable issuer, revoke the tender until 3:00 P.M. New York City time on the 15th day preceding the then effective maturity date.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary or its nominee.

Indexed Notes

We may from time to time offer “indexed notes” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.

Book-Entry System

The following information supplements the information on DTC set forth under “Description of Debt Securities — Book-Entry Procedures” in the accompanying prospectus.

General

Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note issued in the United States will be deposited with, or on behalf of, The Depository Trust Company (the “Depositary” or “DTC”) as depositary and will be registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by (1) the Depositary to a nominee of the Depositary; (2) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (3) by the Depositary or any of its nominees to a successor of the Depositary or a nominee of the successor.

Clearstream, Luxembourg and Euroclear Bank Systems

Investors in notes may elect to hold interests in book-entry notes through Clearstream Banking, societe anonyme, 42 Avenue J.F. Kennedy, L-1855 Luxembourg (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator for the Euroclear system (“Euroclear Bank”) if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and/or Euroclear Bank’s names on the books of their respective depositaries, which, in turn, will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as U.S. depositary for Euroclear.

We cannot and do not give any assurances that DTC, DTC participants, Clearstream, Clearstream customers, Euroclear or Euroclear participants will distribute to the beneficial owners of the notes: (i) payments of principal and interest (including redemption payments) with respect to the notes; (ii) confirmation of ownership interest in the notes; or (iii) notices sent to DTC or Cede & Co., its nominee, as the registered owner of the notes, or that they will do so on a timely basis, or that DTC, DTC participants, Clearstream, Clearstream customers, Euroclear or Euroclear participants will serve and act in the manner described in this prospectus supplement.

We will have no responsibility or obligations to DTC, DTC participants, Euroclear, Euroclear participants, Clearstream, Clearstream customers or the beneficial owners with respect to: (i) the accuracy of any records maintained by DTC or any DTC participants, Clearstream, Clearstream customers, Euroclear or Euroclear participants; (ii) the payment by DTC or any DTC participants, Clearstream, Clearstream customers, Euroclear or Euroclear participants of any amount due to any beneficial owner in respect of principal and interest payments (including redemption payments) on the notes; (iii) the delivery by DTC or any DTC participants, Clearstream, Clearstream customers, Euroclear or Euroclear participants of any notice to any beneficial owner that is required or permitted to be given to owners under the terms of the notes; or (iv) any consent given or other action taken by DTC as registered holder of the notes.

The information concerning Clearstream and Euroclear has been derived from information obtained from Clearstream and Euroclear and other sources. Neither we nor the agents make any representation or warranty regarding the accuracy or completeness thereof.

Clearstream

Clearstream, Luxembourg was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse AG (“DBAG”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank), and the transfer by DBAG of its shares in Deutsche Börse Clearing (DBC), to a new Luxembourg company, which effective January 14, 2000 was renamed Clearstream International, société anonyme, and was then 50% owned by CI and 50% owned by DBAG.

Following this merger, the subsidiaries of Clearstream International were also renamed to give them a cohesive brand name. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.” On January 17, 2000, Deutsche Börse Clearing AG was renamed “Clearstream Banking AG.”

Today Clearstream International is 100% owned by DBAG. The shareholders of DBAG are comprised of mainly banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” and the Banque Centrale du Luxembourg (“BCL”) which supervise and oversee the activities of Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of its participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear Bank

Euroclear Bank holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

Euroclear Bank provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or agents for this offering, or other financial entities involved in this offering, may be Euroclear participants.

Non-participants in the Euroclear system may hold and transfer book-entry interests in the notes through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear Bank.

Clearance and Settlement.  Although Euroclear Bank has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

Initial Distribution.  Investors electing to acquire notes through an account with Euroclear Bank or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear Bank will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment.

Secondary Market.  Investors electing to acquire, hold or transfer securities through an account with Euroclear Bank or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Please be aware that Euroclear Bank will not monitor or enforce any transfer restrictions with respect to the securities offered herein.

Custody.  Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear Bank. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear Bank.

Custody Risk.  Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear Bank or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

Initial Settlement; Distributions; Actions Upon Behalf of Owners

All of the notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear may hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and/or Euroclear’s names on the books of their respective U.S. depository, which, in turn, holds such positions in customers’ securities accounts in its U.S. depository’s name on the books of DTC. Citibank, N.A. acts as depository for Clearstream and JPMorgan Chase Bank acts as depository for Euroclear (the “U.S. depositories”).

Holders of the notes may hold their notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or directly through organizations that are participants in such systems.

Investors electing to hold their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional EuroBonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.

Distributions with respect to the notes held beneficially through Clearstream will be credited to the cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by its U.S. depository. Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by its U.S. depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by an owner of the notes on behalf of a Clearstream customer or Euroclear participant only in accordance with the relevant rules and procedures and subject to the U.S. depository’s ability to effect such actions on its behalf through DTC.

Secondary Market Trading

Secondary market trading between participants (other than U.S. depositories) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Secondary market trading between Euroclear participants and/or Clearstream customers will be settled using the procedure applicable to conventional EuroBonds in same-day funds.

When securities are to be transferred from the account of a participant (other than U.S. depositories) to the account of a Euroclear participant or a Clearstream customer, the purchaser must send instructions to the applicable U.S. depository one business day before the settlement date. Euroclear or Clearstream, as the case may be, will instruct its U.S. depository to receive the securities against payment. Its U.S. depository will then make payment to the participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream customers’ accounts. Credit for the securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants/customers can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream customers purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant’s/customer’s particular cost of funds.

Because the settlement is taking place during New York business hours, participants can employ their usual procedures for sending securities to the applicable U.S. depository for the benefit of Euroclear participants or Clearstream customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the participant, a cross-market transaction will settle no differently from a trade between two participants.

Due to time zone differences in their favor, Euroclear participants and Clearstream customers may employ their customary procedure for transactions in which securities are to be transferred by the respective clearing system, through the applicable U.S. depository to another participant’s account. In these cases, Euroclear will instruct its U.S. depository to credit the securities to the participant’s account against payment. The payment will then be reflected in the account of the Euroclear participant or Clearstream customer the following business day, and receipt of the cash proceeds in the Euroclear participants’ or Clearstream customers’ accounts will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear participant or Clearstream customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream customer’s accounts would instead be valued as of the actual settlement date.

Procedures May Change

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of securities among DTC and its Participants, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued and may be changed at any time by any of them.

Governing Law and Judgments

The indentures and notes will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless an issuer indicates otherwise in the applicable pricing supplement, the notes issued in the United States will be denominated in U.S. dollars, the applicable issuer will make payments of principal, premium, if any, and interest on the notes in U.S. dollars and you must pay the purchase price of the notes in U.S. dollars in immediately available funds. If any of the notes issued in the United States (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (or, if that currency is not at the time of the purchase or payment legal tender for the payment of public and private debts of the country issuing that currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions relating to notes issued in the United States set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls), is a part of this prospectus and the accompanying prospectus supplement. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless an issuer indicates otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request, on or prior to the fifth business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established.

Payment of Principal, Premium and Interest

The applicable issuer will pay the principal of, premium, if any, and/or interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

The applicable issuer will base U.S. dollar amounts that it owes to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by the applicable issuer (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, the applicable issuer will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

Unless an issuer indicates otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of, premium, if any, and/or interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note you may elect to receive all or a specified portion of all future payments in the specified currency for all payments of principal, premium, if any, and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or at least fifteen days prior to maturity, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify DTC of that election on or prior to the third business day after the regular record date or at least twelve days prior to maturity, as the case may be. DTC will notify the trustee of the election on or prior to the fifth business day after the regular record date or at least ten days prior to maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about global notes, see “Description of the Notes — Book-Entry System.”

The applicable issuer will pay principal, any premium and/or interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of the Notes — Payment of Principal, Premium and Interest.” Unless otherwise specified in the applicable pricing supplement, the applicable issuer will pay interest on foreign currency notes in the specified currency on an interest payment date other than the maturity date by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register. The applicable issuer will pay the principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity in the specified currency by wire transfer of immediately available funds to an account with a bank designated at least fifteen days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments upon surrender of the notes at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in the specified currency in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, the applicable issuer will be entitled to satisfy its obligations to holders of foreign currency notes by making that payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to the particular payment or if the market exchange rate is not then available, on the basis of the most recently available market exchange rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the applicable indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

This section summarizes certain of the U.S. federal income tax consequences to holders of notes. The discussion is limited in the following ways:

•	The discussion only applies to you if you buy your notes in the initial offering.

•	The discussion only applies to you if you hold your notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status (for example, you are not a tax-exempt organization, private foundation, U.S. expatriate or person treated as a resident of more than one country, person who acquires or for income tax purposes is deemed to have acquired notes in an exchange or for property other than cash, person subject to the alternative minimum tax, financial institution, insurance company, dealer in securities or foreign currencies or regulated investment company).

•	The discussion does not cover tax consequences that depend upon your particular tax situation (for example, if you hold the notes as a hedge against currency risks or as a position in a straddle for tax purposes) in addition to your ownership of notes.

•	The discussion does not cover federal tax law other than income tax law and does not cover state, local or foreign income tax or other tax law.

•	This discussion does not address the tax consequences applicable to holders that are treated as partnerships or other passthrough entities for U.S. federal income tax purposes, or to persons who hold notes through a partnership or other passthrough entity. If you are a partnership or other passthrough entity, or a holder of an interest in a partnership or other passthrough entity, holding notes we suggest you consult your tax advisor.

•	The discussion does not discuss notes issued with original issue discount (“OID”) that qualify as “applicable high-yield obligations” under the Internal Revenue of 1986, as amended (the “Code”).

•	The discussion does not cover every type of note that we might issue. If we intend to issue a note of a type not described in this summary, we will provide additional tax information in the applicable pricing supplement.

•	Except as discussed below, the discussion does not apply to you if you are a non-U.S. holder (as defined below).

•	We have not requested a ruling from the Internal Revenue Service (the “IRS”) on the tax consequences of purchasing, owning or disposing of the notes. As a result, the IRS could disagree with portions of this discussion.

This discussion is based on existing and generally applicable U.S. federal income tax authorities including the Code, and Treasury regulations, rulings and decisions now in effect. Changes in these authorities (or possible differing interpretations) may affect the tax treatment of the notes, possibly with a retroactive effect.

If You Are Considering Buying Notes, We Suggest That You Consult Your Tax Advisor About the Tax Consequences of Acquiring, Holding or Disposing of The Notes in Your Particular Situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” A “U.S. Holder” is a beneficial holder of a note that is for U.S. federal income tax purposes:

•	an individual U.S. citizen or resident alien;

•	a corporation, or entity taxable as a corporation, that was created or organized in or under U.S. law (federal, state or the District of Columbia);

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions over the trust, and certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. persons.

Payments of Interest

The tax treatment of interest paid on the notes generally depends upon whether the interest is “qualified stated interest.”

“Qualified stated interest” is generally any stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

If any interest on a note is qualified stated interest, then

•	if you are a cash method taxpayer, you must report that interest in your income when you receive it, or

•	if you are an accrual method taxpayer, you must report that interest in your income as it accrues.

If any interest on a note is not qualified stated interest, it is generally subject to the rules for OID described below.

Determining Amount of OID

Notes that are issued at prices less than their “stated redemption price at maturity” (“discount notes”) are generally subject to additional tax rules. The amount of OID on a discount note is generally determined as follows:

•	The amount of OID on a note is the stated redemption price at maturity of the note minus the “issue price” of the note. If this amount is negative, there is no OID.

•	The “stated redemption price at maturity” of a note is the total amount of all principal and interest payments to be made on the note, other than qualified stated interest. In a typical case where all interest is qualified stated interest, the stated redemption price at maturity of a note is the same as its principal amount.

•	The “issue price” of a note is the first price at which a substantial amount of the notes are sold to the public.

•	If the OID on a discount note is de minimis, it is disregarded and not treated as OID. In general, OID is considered de minimis if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date and (c) the stated redemption price at maturity.

Accrual of OID Into Income

Discount notes have the following consequences:

•	A U.S. Holder must include an allocable amount of OID in income as ordinary income over the period the holder holds the discount note.

•	All U.S. Holders of discount notes, even those on the cash method of accounting, must include OID in income as the OID accrues on the discount notes. This means that U.S. Holders are required to report OID in income for federal income tax purposes before they receive the cash that corresponds to that income.

•	OID accrues on a discount note on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a discount note, combined with the inclusion into income of any qualified stated interest on the discount note, will result in the holder being taxable at approximately a constant percentage of the unrecovered investment in the note.

•	The accruals of OID on a discount note will generally be less in the early years and more in the later years.

•	If any of the interest paid on the discount note is not qualified stated interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to the holder.

•	Your adjusted tax basis in the discount note is initially your cost in that note. It increases by any OID you report as income. It decreases by any principal or interest payments you receive on the discount note that are not qualified stated interest.

Notes Subject to Additional Tax Rules

Additional or different tax rules apply to particular types of notes that we may issue. We will discuss these additional or different tax rules in the applicable pricing supplement.

Short-term Notes:  We may issue notes with a fixed maturity of one year or less. These are referred to as “short-term notes.”

•	The amount of OID is calculated in the same manner as described above except that no interest on a short-term note is qualified stated interest.

•	Certain elections apply to the method of accrual of OID on short-term notes over the life of the notes.

•	Accrual method taxpayers and certain other holders, such as banks and securities dealers, must include OID in income as it accrues.

•	If you are a cash method taxpayer not subject to the accrual rule described above, you generally do not include OID with respect to a short-term note in income until you actually receive payments on the note. Alternatively, you can elect to include OID in income as it accrues on a straight-line basis unless an election is made to accrue under a constant yield method.

•	Two special rules apply if you are a cash method taxpayer and do not include OID in income as it accrues. First, if you sell the note, or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the note, then while you hold the note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the note until you include the accrued OID in your income.

Floating Rate Notes:  Floating rate notes are subject to special OID rules.

•	All stated interest on a floating rate note that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually is generally treated as qualified stated interest if such floating rate note (a) has an issue price that does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount and (b) provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Generally, a qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in a currency in which the note is dominated.

•	Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the Treasury regulations promulgated under the OID provisions of the Internal Revenue Code (the “OID Regulations”), two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the variable note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the

OID Regulations unless such cap or floor is fixed throughout the term of the note or is not reasonably expected to affect significantly the yield on the note.

•	An objective rate is a rate that (a) is not itself a qualified floating rate, (b) is determined using a single fixed formula and (c) is based on objective financial or economic information that is not within the control of the issuer (or a related party) and is not unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer).

•	The amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period on such a floating rate note will then be calculated under the rules applicable to fixed rate debt instruments by assuming that the floating rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate reflecting the floating rate note’s reasonably expected yield. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

•	If the note has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a note.

Foreign Currency Notes:  A foreign currency note is a note denominated in a currency other than U.S. dollars. Special tax rules apply to these notes:

Payments of Interest in a Foreign Currency

•	If you are a cash method taxpayer, you will be taxed on the U.S. dollar value of any foreign currency you receive as interest (other than OID or market discount) regardless of whether the payment is in fact converted to U.S. dollars at that time. The dollar value will be determined as of the date when you receive the payments.

•	If you are an accrual method taxpayer, you must report interest income as it accrues. You can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, you will make an adjustment upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections may also be available. We suggest that you consult your tax advisor with respect to such elections and the consequences to you of making these elections. An accrual method taxpayer will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

OID on Foreign Currency Notes

•	Any OID on foreign currency notes will be determined in the relevant foreign currency. All holders must accrue OID in the same manner that an accrual basis holder accrues interest income on a foreign currency note. The amount of foreign currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

Purchase, Sale and Retirement of Foreign Currency Notes

•	If you purchase a note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your adjusted tax basis in the foreign currency and the U.S. dollar fair market value, determined on the date of purchase, of the foreign currency used to purchase the note.

•	Except as discussed above with respect to short-term notes, upon the sale, exchange or retirement of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in your income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the note for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income (to the extent not previously taken into income under the accrual method), with exchange gain or loss computed as described above in “— Payments of Interest in a Foreign Currency.”

•	Your initial tax basis in a foreign currency note is the amount of U.S. dollars you pay for the note (or, if you pay in foreign currency, the U.S. dollar value of that foreign currency on the purchase date), increased by the amounts of any market discount or OID previously included in income by you with respect to the foreign currency note and reduced by any amortized acquisition or other premium and any principal payments received by you. The amount of any subsequent adjustments to your adjusted tax basis will be the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of the adjustment.

•	If you collect foreign currency upon the retirement of the note, or if you sell or exchange the note for foreign currency, your gain or loss will be based on the U.S. dollar value of the foreign currency on the date payment is received or the foreign currency note is disposed of (or deemed disposed of as a result of a material change in the terms of the foreign currency note), depending on the U.S. Holder’s method of accounting. For a foreign currency note traded on an established securities market, this value is determined for cash basis taxpayers on the settlement date for the sale of the note, and for accrual basis taxpayers on the trade date for the sale (although such accrual method taxpayers can also elect the settlement date). You will then have an adjusted tax basis in the foreign currency equal to the U.S. dollar value reported on the sale.

•	Any gain or loss on the sale, exchange or retirement of a note will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and disposition date and will be recognized only to the extent of the total gain or loss you realize on the sale, exchange or retirement of the note.

Premium and Market Discount on Foreign Currency Notes

Market discount on a foreign currency note is determined in units of the foreign currency. Accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange or retirement of a foreign currency note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss). Accrued market discount currently includible in income for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange or retirement of a foreign currency note in the manner used by accrual method taxpayers with respect to computation of exchange gain or loss on accrued interest on foreign currency notes.

Amortizable bond premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. A U.S. Holder will recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of a foreign currency note.

Exchange of Foreign Currencies

A U.S. Holder will have an adjusted tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or of the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Tax Return Disclosure Regulations.

Pursuant to Treasury regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. A penalty in the amount of U.S.$10,000 in the case of a natural person and U.S.$50,000 in any other case is imposed on any taxpayer that fails to file a reportable transaction disclosure statement. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from a “section 988 transaction,” such as an investment in notes denominated or on which interest is payable in a foreign currency, will constitute a section 165 loss. In the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, if the loss arises with respect to a section 988 transaction (as defined in section 988(c)(1) of the Code relating to foreign currency transactions), the applicable threshold amount is U.S.$50,000 in any single taxable year. Higher threshold amounts apply depending upon the taxpayer’s status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Disclosure Regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer’s treatment of the transaction is proper.

Other Categories Of Notes:  Additional rules may apply to certain other categories of notes. The applicable pricing supplement may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of notes include:

•	notes with contingent payments,

•	notes which the applicable issuer may be required by the holder to redeem prior to their maturity,

•	notes that are callable by the applicable issuer before their maturity, other than typical calls at a premium, and

•	notes that are extendible at the option of the applicable issuer or the option of the holder.

Accrual Election

You may generally elect to be taxed on the income from a note in a different manner than described above. Under the election:

•	No interest is qualified stated interest.

•	You include amounts in income as they accrue to you in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account all interest (including stated interest, OID (including de minimis OID), market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium).

•	Your adjusted tax basis is increased by all accruals of income and decreased by all payments you receive on the note.

Sale, Exchange or Retirement of Notes

On your sale, exchange or retirement of your note:

•	You will have taxable gain or loss equal to the difference between the amount you realized and your adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included that market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note.

•	Your gain or loss will generally be capital gain or loss and will be long term capital gain or loss if you held the note for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on net short-term capital gains. The deductibility of capital losses is subject to certain limitations. U.S. Holders should consult their own tax advisors concerning these tax law provisions.

•	If you sell the note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•	All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term notes, notes with market discount, notes with contingent payments or foreign currency notes. U.S. Holders should consult their own tax advisors concerning these tax law provisions.

Premium and Discount

Additional special rules apply in the following situations involving discount or premium:

•	If you buy a note in the initial offering for more than its stated redemption price at maturity, the excess amount you pay will be “amortizable bond premium.” A U.S. Holder may elect to amortize the premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of the excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

•	Similarly, if a note has OID and you buy it in the initial offering for more than the issue price and less than its stated redemption price at maturity, the excess (up to the total amount of OID) is called “acquisition premium.” The amount of OID you are required to include in income will be reduced by the amount of acquisition premium over the life of the note.

•	If you buy a note in the initial offering for less than the issue price, special rules concerning “market discount” may apply.

•	Generally, if the market discount rules apply, you will be required to (i) treat as ordinary income payments made with respect to (other than payments of qualified stated interest), or gain realized on, the sale, exchange or retirement of a note to the extent of the accrued market discount not previously included in income and (ii) defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount on the basis of a constant interest rate.

•	Alternatively, you may elect to include market discount in income currently as it accrues (on either a ratable or a constant interest rate basis). Generally, such currently included market discount is treated as ordinary interest income. Such an election will apply to all debt instruments you acquired on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Appropriate adjustments to a note’s adjusted tax basis are made in these situations. We suggest that U.S. Holders in these situations consult their tax advisors.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and sale, exchange or retirement proceeds on your notes, unless an exemption applies.

•	Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for the intermediary’s use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must withhold at a rate of 28% of all amounts payable to you on the notes (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individual U.S. Holders are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are generally exempt from these requirements.

Certain Tax Consequences With Respect to Debt Securities of Textron Canada Funding

Interest payments made by Textron Canada Funding may be subject to Canadian withholding tax. The withholding tax rate with respect to a U.S. Holder may depend on whether such U.S. Holder is entitled to the benefits of the United States-Canada tax treaty (the “Tax Treaty”). Certain U.S. Holders (such as limited liability companies) are not treated as United States persons for purposes of the Tax Treaty and are subject to withholding tax at a higher rate. U.S. Holders should consult with their tax advisors as to whether the benefits of the Tax Treaty are applicable to their particular circumstances.

As discussed under “Description of Senior Debt Securities — Payment of Additional Amounts with Respect to the Guaranteed Debt Securities” in the accompanying prospectus, certain notes issued by Textron Canada Funding will provide that the holders of such notes will be entitled to additional interest payments when certain payments to such holder are subject to withholding or deductions for certain taxes. Such additional interest should be taxed as interest in accordance with such holder’s method of accounting. U.S. Holders should consult with their tax advisors regarding the tax consequences of these additional interest payments.

If Canadian withholding taxes are imposed on interest payments on the debt securities issued by Textron Canada Funding, a U.S. Holder may be eligible for a United States foreign tax credit with respect to such taxes. A U.S. Holder that does not claim a foreign tax credit may be entitled to a deduction for United States federal income tax purposes with respect to any such Canadian withholding taxes.

The calculation of foreign tax credits or deductions involves the application of complex rules that depend on a holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the credibility or deductibility of such taxes. For a discussion of the Canadian income tax considerations, see “Certain Canadian Federal Income Tax Considerations.”

Tax Consequences To Non-U.S. Holders

Subject to the discussion below concerning backup withholding and assuming that a Non-U.S. Holder’s income and gains in respect of a note are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S., payments of interest on a note to the Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that: (i) such holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such holder is not, for U.S. federal income tax purposes, a “controlled foreign corporation” related, directly or indirectly, to us through stock ownership; (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (iv) certain certification requirements under Section 871(h) or 881(c) of the Code and Treasury regulations thereunder (as described below) are met (the “Portfolio Interest Exemption”).

Payments of interest on a note that do not satisfy all of the foregoing requirements generally are subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest on a note if such interest is effectively-connected with a U.S. trade or business conducted by the Non-U.S. Holder. Under certain circumstances, effectively connected interest income received by a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Subject to the discussion of backup withholding below, such effectively connected interest income generally will be exempt from U.S. federal withholding tax requirements if the Non-U.S. Holder delivers an IRS Form W-8ECI to the payor.

In general, subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note or on any gain recognized on the sale, exchange or retirement of the note, unless: (i) in the case of gain, such holder is an individual who is present in the U.S. for 183 or more days in the taxable year of disposition and certain other conditions are met; (ii) such holder is subject to the provisions of the U.S. federal tax law applicable to certain U.S. expatriates; or (iii) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of such holder).

Under Sections 871(h) and 881(c) of the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax described in first paragraph above, either (i) the Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, that it is a Non-U.S. Holder; or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and holds the note on behalf of the Non-U.S. Holder must certify, under penalties of perjury, that such certificate has been received from such holder by it or by a Financial Institution between it and such holder and must furnish the payor with a copy thereof. Under Treasury regulations, the foregoing certification may be provided by such holder of a note on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

Even if you comply with the certification requirements discussed above, a withholding tax may arise if the amount of interest payable on a note is based on our earnings or on other attributes of ours. If this exception applies, the issuer will provide additional information in the applicable pricing supplement.

Estate Taxes

If you are an individual, your notes generally will not be subject to U.S. estate tax provided that, at the time of your death, interest on the note qualifies under the Portfolio Interest Exemption discussed above and such payments were not effectively connected to a U.S. trade or business that you were conducting in the U.S.

Backup Withholding and Information Reporting

In the case of a Non-U.S. Holder, under currently applicable Treasury regulations, backup withholding and information reporting will not apply to payments of principal or interest on a note if the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the payor does not have actual knowledge that such holder is a U.S. Holder that is not an exempt recipient or that the conditions of any other exemptions are not in fact satisfied. For this purpose, the certification required by Section 871(h) and 881(c) of the Code and Treasury regulations thereunder (as described above under “Tax Consequences to Non-U.S. Holders”) may be used by the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if available. Any amount withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The preceding discussion of certain U.S. federal income tax considerations is for general information only. It is not tax advice. You should consult your own tax advisor regarding the particular U.S. federal, state, local, and foreign tax consequences of purchasing, holding, and disposing of the notes, including the consequences of any change or proposed change in applicable laws.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General

This section summarizes the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) applicable to a “Non-Canadian holder” of notes issued by Textron Canada Funding. This discussion is based on advice from Osler, Hoskin & Harcourt LLP, our Canadian tax counsel. For purposes of this summary, a Non-Canadian holder is a beneficial owner of a note that buys such note in an initial offering pursuant to the terms of this prospectus supplement and the applicable pricing supplement and who, at all relevant times, for purposes of the application of the Canadian Tax Act:

•	is not (and is not deemed to be) a resident of Canada,

•	deals at arm’s length with Textron Canada Funding, and

•	holds the note as capital property and does not use or hold and is not deemed to use or hold the note in, or in the course of, carrying on business in Canada.

Special rules not discussed in this summary may apply to a person who carries on an insurance business in Canada and elsewhere. Under the Canadian Tax Act, certain persons, including “financial institutions” as defined for these purposes, will generally be precluded from treating notes as capital property.

This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder and the Tax Treaty, specific proposals to amend the Canadian Tax Act and the regulations (the “Proposed Amendments”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsel’s understanding of the current published administrative practices and policies of the Canada

Revenue Agency (the “CRA”). This summary assumes that all Proposed Amendments will be enacted in the form proposed, however no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary is not exhaustive of all possible income tax consequences and, except for the Proposed Amendments, does not otherwise take into account or anticipate any other changes in law or in the administrative and assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or non-Canadian income tax considerations. Subsequent changes to the Canadian Tax Act and the regulations thereunder, the Tax Treaty, the Proposed Amendments, the case law and the CRA’s administrative policies subsequent to the date of this prospectus supplement may have a material effect on the Canadian federal income tax consequences to a Non-Canadian holder, and also on this summary.

This summary does not discuss all of the Canadian federal tax considerations that may be relevant to a Non-Canadian holder in light of the holder’s particular circumstances. It is of a general nature only and is not, and should not be construed to be, advice to any particular holder of notes. Prospective purchasers of notes should consult their own tax advisors with regard to the application of the Canadian federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any provincial or non-Canadian taxing jurisdiction.

Canadian Withholding Tax

Subject to the application of certain exemptions as discussed below, any amount paid or credited, or deemed to be paid or credited, by Textron Canada Funding as, on account of or in lieu of payment of, or in satisfaction of interest on a note to a Non-Canadian holder will generally be subject to a 25% non-resident withholding tax. The rate of such tax may be reduced through the application of international tax treaties or conventions to which Canada is a party, usually to a rate of 10% or 15%. In the case of a Non-Canadian holder that is a beneficial owner of interest on a note that is a resident of the United States for purposes of the Tax Treaty, the applicable rate is 10%.

Interest on a note that is paid or credited, or deemed to be paid or credited by Textron Canada Funding to a Non-Resident Holder will be exempt from Canadian non-resident withholding tax provided:

(a) none of the interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or an other similar criterion, or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation; and

(b) either:

(i) the note is issued under terms and conditions and in circumstances whereby Textron Canada Funding may not be required to repay more than 25% of the principal amount of the Textron Canada Funding debt obligation represented by such notes within five years from the date of issue of such obligation except in certain circumstances including default (a “5-Year Note”) (for this purpose, where a note is issued as part of a number of notes that comprise a single debt issuance of obligations that are identical in respect of all rights attaching thereto except as regards the principal amount thereof, then Textron Canada Funding may not be required to repay more that 25% of the total of the principal amount of those notes within five years from the date of issue of the debt issuance); or

(ii) the Non-Resident holder is a person to whom a certificate of exemption has been issued under subsection 212(14) of the Canadian Tax Act and which certificate is in force on the date such interest is paid or credited.

Interest on a note that is paid or credited, or deemed to be paid or credited, to a Non-Resident holder entitled to benefits under the Tax Treaty will also be exempt from Canadian non-resident withholding tax provided that at the time the interest is so paid or credited such Non-Resident holder is a trust, company, organization or other arrangement described in Article XXI(2) of the Tax Treaty and such income is not income of the trust, company or other arrangement from carrying on a trade or business or from a related person other than a person referred to in Article XXI(1) or Article XXI(2) of the Tax Treaty.

The pricing supplement with respect to a particular issuance of notes will describe whether interest paid or credited or deemed to be paid or credited thereon will be exempt from Canadian federal withholding tax.

When a note is issued to a Non-Resident holder at a discount, the difference between the issue price and the amount payable to the Non-Resident holder on maturity will, in certain circumstances, be considered to be received as interest rather than as principal for purposes of the Canadian Tax Act. Similarly, when a Non-Resident holder assigns or otherwise transfers a note (other than a 5-Year Note) to a person resident in or deemed to be resident in Canada for purposes of the Canadian Tax Act, any amount by which the transfer or assignment price exceeds the issue price of the note shall in certain circumstances be deemed to be a payment of interest to the Non-Resident holder for purposes of the Tax Act. In addition, any amount of interest accrued and unpaid on such a note at the time of such assignment or transfer shall in certain circumstances be deemed to have been paid to the Non-Resident holder for purposes of the Canadian Tax Act. In any of these circumstances, the comments made herein regarding Canadian withholding tax on interest will apply.

Other Taxes

Other than in the circumstances described above, no taxes on income (included taxable capital gains) will be payable by a Non-Resident holder in respect of the acquisition, ownership or disposition of a note.

PLAN OF DISTRIBUTION

We are offering the notes in the United States on a continuing basis for sale to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Mitsubishi UFJ Securities International plc, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (the “agents”). The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. In addition, we estimate that our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents’ expenses, will total approximately $1,900,000.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Special Provisions Relating to Foreign Currency Notes.”

Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

In the ordinary course of their business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they receive customary fees and expenses.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

We do not intend to list the notes on any securities exchange. The agents may make a market in the notes; however, the notes will not have an established trading market when issued and although the agents may from time to time purchase and sell notes in the secondary market, they are not obligated to do so. There can be no assurances that there will be a secondary market for the notes or liquidity in any secondary market.

Mitsubishi UFJ Securities International plc is not a broker-dealer registered in the United States with the Securities and Exchange Commission, and, therefore, shall not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. federal and state laws and regulations, including the rules of the National Association of Securities Dealers, Inc.

VALIDITY OF THE NOTES

Edwards Angell Palmer & Dodge LLP, Providence, Rhode Island, will issue an opinion about the validity of the notes and the TFC guarantee for Textron Financial. Edwards Angell Palmer & Dodge LLP and Stewart McKelvey, Halifax, Nova Scotia, will issue opinions about the validity of the notes for Textron Canada Funding. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt LLP, Toronto, Ontario. Sidley Austin llp, New York, New York, will pass on certain matters for the agents in respect of the notes being offered in the United States.

This preliminary MJDS prospectus relating to the securities described in it has been filed in each of the provinces of Canada but has not yet become final for the purposes of a distribution. Information contained in this preliminary MJDS prospectus may not be complete and may have to be amended. The securities may not be distributed until a receipt is obtained for the MJDS prospectus.

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus and any representation to the contrary is an offence.

PROSPECTUS

TEXTRON FINANCIAL CANADA FUNDING CORP.

Guaranteed Debt Securities of
Textron Financial Canada Funding Corp.

Textron Financial Canada Funding Corp. may periodically sell debt securities to the public. Such debt securities will be fully and unconditionally guaranteed by Textron Financial Corporation. Textron Financial Canada Funding Corp. will provide specific terms of such debt securities in supplements to this prospectus. Textron Financial Canada Funding Corp. will not offer any of its convertible debt securities or subordinated debt securities in Canada pursuant to this prospectus.

You should read this prospectus and each applicable supplement carefully before you invest. In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, a U.S. issuer, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities laws. The financial statements included or incorporated by reference in this prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in each of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of those provinces.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or the prospectus supplement that we have referred you to. No one is authorized to provide you with different information.

This prospectus may not be used to sell these securities unless it is accompanied by a prospectus supplement.

This preliminary prospectus is dated November   , 2006.

Certain of the directors and officers of the issuer, Textron Financial Corporation and the experts named in this prospectus reside outside of Canada. Certain of the assets of these persons, the issuer and Textron Financial Corporation may be located outside Canada. The issuer has appointed Stewart McKelvey, Suite 800, 1959 Upper Water Street, P.O. Box 997 Halifax, Nova Scotia, Canada, B3J 2X2 as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against the issuer, Textron Financial Corporation and their respective directors and officers and the experts named in this prospectus, judgments obtained in Canadian courts predicated upon the civil liability provisions of the applicable securities laws in Canada.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a joint registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the senior debt securities of Textron Financial Corporation (the “TFC securities”) and the senior debt securities of Textron Financial Canada Funding Corp. (the “guaranteed debt securities”), which are fully and unconditionally guaranteed by Textron Financial Corporation (the “TFC guarantee”) as described in this prospectus and the other prospectus included in the registration statement. Textron Financial Corporation and Textron Financial Canada Funding Corp. may issue an unlimited amount of TFC securities and guaranteed debt securities under this prospectus and the other prospectus included in the registration statement. Unless the context otherwise requires, we will refer to the TFC securities to be issued by Textron Financial and the guaranteed debt securities to be issued by Textron Canada Funding as the “securities”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Material Canadian federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. Each prospectus supplement may also add to, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

In this prospectus, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and Textron Financial Canada Funding Corp. as “Textron Canada Funding” or “TFCFC.” Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding. In addition, we will use the term “issuer” when referring to the particular company that issues a particular security or series of securities.

Unless otherwise specified, all dollar amounts in this prospectus are expressed in U.S. dollars.

In no event will this prospectus constitute an offer of the securities to be registered under the Securities Act pursuant to any registration statement other than the registration statement of which the prospectus is a part.

TEXTRON FINANCIAL CORPORATION

Textron Financial was incorporated in the State of Delaware in 1962. Its executive office is at 40 Westminster Street, Providence, Rhode Island, and its telephone number is 401-621-4200.

Textron Financial is a diversified commercial finance company with core operations in six segments:

•	Aircraft Finance provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters, and other general aviation aircraft;

•	Asset-Based Lending provides asset-based loans to middle-market companies in several industries, and provides factoring arrangements primarily for freight companies;

•	Distribution Finance primarily offers inventory finance programs for dealers of Textron Inc. manufactured products and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

•	Golf Finance primarily makes mortgage loans for the acquisition and refinancing of golf courses and provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment;

•	Resort Finance primarily extends loans to developers of vacation interval resorts, secured primarily by notes receivable and interval inventory; and

•	Structured Capital primarily engages in long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.

1

Textron Financial’s other financial services and products include transaction syndication, equipment appraisal and disposition, and portfolio servicing offered through Textron Business Services, Inc.

All of Textron Financial’s stock is owned by Textron Inc., a global, multi-industry company with operations in four business segments: Bell, Cessna, Industrial and Finance. At December 31, 2005, 19% of Textron Financial’s total managed finance receivables represented finance receivables originated in connection with the sale or lease of Textron manufactured products.

Textron Financial’s financing activities are confined almost exclusively to secured lending and leasing to commercial markets. Textron Financial’s services are offered primarily in North America. However, Textron Financial finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft.

Textron Financial entered into a Support Agreement dated as of May 25, 1994 with Textron Inc. The Support Agreement requires Textron Inc. to pay Textron Financial, quarterly, an amount sufficient to provide that pre-tax earnings, before extraordinary items and fixed charges, will not be less than 125% of Textron Financial’s fixed charges. Fixed charges for purposes of the Support Agreement include interest on indebtedness and amortization of debt discount. Textron Inc. was not required to make any payments under the Support Agreement for the nine months ended September 30, 2006, or for the years ended 2005, 2004, 2003, 2002 and 2001, when Textron Financial’s fixed charge coverage ratios were 162%, 177%, 189%, 167%, 164% and 173% respectively. In addition, Textron Inc. has agreed to maintain Textron Financial’s consolidated shareholders’ equity at an amount not less than $200 million. Under the terms of the Support Agreement, Textron Financial has agreed with Textron Inc. that one hundred percent (100%) of Textron Financial’s issued and outstanding common stock will be owned by Textron Inc. or a corporation controlled by, controlling, or under common control with, Textron Inc. The Support Agreement is not a guarantee by Textron Inc. of the payment of interest or principal of any obligation, indebtedness or liability by Textron Financial, including the securities or the TFC guarantees in respect of the guaranteed debt securities offered hereby, to any person. However, the Support Agreement does contain provisions protecting Textron Financial’s investors from the termination of the Support Agreement and entitling them to enforce its provisions against Textron Inc. As a result, if Textron Inc. does not comply with its obligations under the Support Agreement, holders of TFC securities and holders of guaranteed debt securities could bring an action against Textron Inc. to compel Textron Inc. to comply with its obligations.

TEXTRON FINANCIAL CANADA FUNDING CORP.

Textron Canada Funding is one of Textron Financial’s wholly-owned subsidiaries, incorporated under the laws of the Province of Nova Scotia, as an unlimited liability company, solely for the purpose of raising capital to meet financing needs of Textron Financial’s subsidiary, Textron Financial Canada Limited. Textron Canada Funding’s registered office is located at Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, Canada B3J 2X2. Its principal executive offices are located at 5515 North Service Road, 2nd Floor, Burlington, Ontario L7L 6G4 (Canada), and its telephone number is 877-395-5368.

Pursuant to rules promulgated by the SEC, we are not required to include separate financial statements of Textron Canada Funding in this prospectus because:

•	all of the voting rights of Textron Canada Funding are owned by Textron Financial, which files periodic and other reports with the SEC pursuant to the Securities Exchange Act of 1934;

•	Textron Canada Funding does not have assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the guaranteed debt securities and any other securities guaranteed by Textron Financial; and

•	Textron Financial fully and unconditionally guarantees the payment of Textron Canada Funding’s guaranteed debt securities.

2

USE OF PROCEEDS

Textron Canada Funding will use the net proceeds from the sale of the debt securities that it offers for sale by this prospectus for the purposes that it specifies in the prospectus supplement for those debt securities. Unless otherwise indicated in the applicable prospectus supplement, Textron Canada Funding will lend the net proceeds from the sale of its debt securities to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for repayment of debt, origination of loan and lease financings, acquisition of finance portfolios and businesses and other general corporate purposes of Textron Financial Canada Limited.

RATIOS OF EARNINGS TO FIXED CHARGES

Textron Financial’s ratios of earnings to fixed charges for each of the periods indicated were as follows:

Nine months ended	Years ended
September 30, 2006	2005	2004	2003	2002	2001

1.62x	1.77x	1.89x	1.67x	1.64x	1.73x

For these ratios, Textron Financial calculated earnings by adding the following:

•	pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from investments that Textron Financial accounts for using the equity method of accounting;

•	fixed charges;

•	amortization of previously capitalized interest;

•	distributed income of investments that Textron Financial accounts for using the equity method of accounting; and

•	Textron Financial’s share of pre-tax losses of investments that Textron Financial accounts for using the equity method of accounting and then subtracting:

—	capitalized interest and

—	minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

For this purpose, Textron Financial calculated fixed charges by adding the following:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses relating to indebtedness;

•	an estimate of interest included in rental expense; and

•	preferred stock dividend requirements, if any, of consolidated subsidiaries.

3

DESCRIPTION OF DEBT SECURITIES

Textron Canada Funding will issue guaranteed debt securities under an indenture with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. In this section, we use “we,” “us,” “our” and other similar terms when referring to Textron Financial and Textron Canada Funding collectively and the term “issuer” when referring to Textron Canada Funding as the issuer of a particular debt security or series of debt securities.

We have summarized below provisions of the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the debt securities. You may wish to review the indenture and the Trust Indenture Act of 1939 as it applies to the indenture. We have filed a copy of the indenture with the SEC.

General

The indenture does not limit the amount of debt securities that the issuer may issue under it. In addition, the indenture does not limit the amount of any other debt that the issuer may issue under other financing documents.

The issuer is allowed under the indenture to issue debt securities in one or more series. We will include in the prospectus supplement for a series of debt securities being offered specific terms of the debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount and the permitted denominations of the debt securities;

•	the currency or currencies in which the principal of and any interest on the debt securities will be payable;

•	the date on which the debt securities will be payable;

•	the interest rate, if any, for the debt securities or the method that will be used to determine the interest rate;

•	the places where principal and any interest will be payable;

•	any mandatory or optional repayment or redemption provisions; and

•	any other terms of the debt securities.

The issuer is allowed under the indenture to issue debt securities of a single series from time to time, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. The issuer will specify in the prospectus supplement the persons to whom and the manner in which any interest will be payable.

The debt securities will be unsecured, unsubordinated indebtedness of the issuer. The debt securities and the related guarantees will rank equally with all other unsecured and unsubordinated indebtedness of each of us from time to time outstanding.

The issuer will issue the debt securities in the denominations that it sets forth in the applicable prospectus supplement. The trustee will register the debt securities in the names of the holders of the debt securities. The issuer will maintain an office or agency where holders of the debt securities may present the debt securities for payment, transfer or exchange. The issuer will not charge any service charge for any transfer or exchange of the debt securities, but may require a payment sufficient to cover any tax or other governmental charge payable on the debt securities.

The issuer may sell some of its debt securities at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the Canadian federal income tax consequences and other special

4

considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

Full and Unconditional Guarantee of Debt Securities of Textron Canada Funding

All debt securities will be fully and unconditionally guaranteed under a guarantee by Textron Financial of the payment of principal of, and any premium and interest on, the debt securities when due, whether at maturity or otherwise. Under the terms of the full and unconditional guarantee, holders of the debt securities will not be required to exercise their remedies against Textron Canada Funding before they proceed directly against Textron Financial. In addition, the holders of debt securities are entitled to enforce the provisions of the Support Agreement against Textron Inc. See “Textron Financial Corporation.”

Further Issuances

We have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of such series or establish additional terms of such series to the extent permitted under the indenture. We may also issue debt securities with the same terms as previously issued debt securities.

Certain Covenants

The issuer must comply with the covenants which are contained in the indenture described below. However, the covenants may not ensure that the holders of debt securities will receive payments of principal and interest on the debt securities when due in the event of a highly leveraged or similar transaction involving the issuer or Textron Financial, as guarantor. These types of transactions would include a leveraged buyout or a change of control of the issuer or Textron Financial, as guarantor. Also, the covenants will not limit the amount of debt the issuer or Textron Financial, as guarantor may incur or the amount of dividends it may pay to its shareholder.

  Limitations on Liens

The issuer and Textron Financial as guarantor will agree not to, directly or indirectly, and will not allow any Subsidiary (as defined below) of it to, create, assume or incur any Lien (as defined below) on any of its properties and assets or any Subsidiary unless it grants to the holders of its outstanding debt securities or the beneficiaries of Textron Financial’s guarantee, as applicable, a Lien on the same property or assets that is equal in seniority to the Lien. However, the issuer nor Textron Financial as guarantor will not be required to grant a Lien as security to the holders of its outstanding debt securities or the beneficiaries of Textron Financial’s guarantee if it or any of its Subsidiaries merely:

•	leases property to others in the ordinary course of business, or leases or subleases property that is not necessary in the operation of its business;

•	creates, assumes or incurs or suffers to be created, assumed or incurred or to exist any Lien if (1) the Lien secures indebtedness for borrowed money which was used to finance the acquisition of the property that is subject to the Lien and (2) the Lien is created at the same time as the issuer or guarantor or its Subsidiary acquired the property or within 90 days after the acquisition;

•	assumes or suffers to exist:

—	any Lien existing on any asset of any Person (as defined below) at the time the Person becomes a Subsidiary that is not created in contemplation of the event;

—	any Lien on any asset of any Person existing at the time the Person merges or consolidates with or into the applicable issuer or guarantor or a Subsidiary that is not created in contemplation of the merger or consolidation; and

—	any Lien existing on any asset prior to the time the issuer or guarantor or a Subsidiary acquires the asset if the Lien is not created in contemplation of the acquisition;

5

•	makes any deposit with or gives any form of security to any governmental agency or similar body in order to enable the applicable issuer or guarantor or any of its Subsidiaries to:

—	maintain self-insurance;

—	participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security;

—	share in any privileges or other benefits available to corporations participating in any arrangement described above; or

—	for any other purpose at any time required by law or regulation in order to transact business or exercise any privilege or license;

•	deposits assets of the issuer or Textron Financial or any of its Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with any bond on appeal by the issuer or Textron Financial or any of its Subsidiaries from any judgment or decree against it, or in connection with any other judicial proceedings by or against the issuer or Textron Financial or any of its Subsidiaries;

•	incurs or suffers to be incurred or to exist upon any of the issuer’s or Textron Financial’s property or assets:

—	Liens for taxes or other governmental charges which are not yet due or are payable without penalty or which the issuer or Textron Financial or any of its Subsidiaries is contesting in good faith and for which the issuer or Textron Financial or its Subsidiary has set aside reserves which it deems adequate on its books or its Subsidiary’s books, as long as foreclosure or similar proceedings have not been started;

—	the Liens of any judgment, if the judgment has not remained undischarged, or unstayed on appeal or otherwise, for more than six months;

—	undetermined Liens or charges incident to construction;

—	materialmen’s, mechanics’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business in respect of obligations which are not yet due or which the issuer or TFC or such Subsidiary is contesting in good faith, or deposits to obtain the release of these Liens; or

—	any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title, which do not materially impair the issuer’s or TFC’s or any of its Subsidiaries’ use of the property or decrease the value of the property for the purpose of the issuer’s or TFC’s or any Subsidiary’s business;

•	creates other Liens arising in the ordinary course of the issuer’s or TFC’s business which:

—	do not secure Debt (as defined below);

—	do not secure any obligation in an amount exceeding $5,000,000; and

—	do not in the aggregate materially detract from the value of the issuer’s or TFC’s property or assets or materially impair the use in the operation of its business;

•	creates or suffers to be created Liens not otherwise permitted securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of the issuer’s or TFC’s Consolidated Net Tangible Assets (as defined below);

•	creates or suffers to be created or to exist in favor of any lender or holder of commercial paper of the issuer or TFC or any of its Subsidiaries in the ordinary course of business a banker’s lien or right to offset amounts deposited with the lender or holder of commercial paper;

•	creates, assumes or suffers to exist Liens securing debt that a Subsidiary owes to the issuer or TFC or another Subsidiary;

6

•	creates, assumes, incurs or suffers to be created, assumed or incurred or to exist any Lien upon any of the issuer’s or TFC’s properties or assets in connection with the sale, transfer or other disposition of the properties or assets:

—	in connection with a securitization or other asset-based financing;

—	to a real estate investment trust or similar entity; or

—	in connection with any transaction similar to the transactions referred to in the immediately preceding clauses;

provided, however, that any sale, transfer or disposition must be for valid consideration and must not benefit directly or indirectly any holder of any outstanding obligation or indebtedness of the issuer or TFC more than any other holder if that outstanding obligation or indebtedness did not previously benefit from a Lien; and

•	causes or allows any extension, renewal or replacement of any Lien referred to above, as long as:

—	the issuer or TFC or any of its Subsidiaries does not increase the principal amount of the obligations and indebtedness secured by the Lien, except that:

•	the amount of obligations or indebtedness secured by extensions, renewals or replacements of Liens on property acquired as a result of defaults on receivables may exceed the principal amount prior to the extension, renewal or replacement; and

•	the amount of obligations secured by extensions, renewals or replacements of Liens on property may exceed the amount of the obligations prior to the extension, renewal or replacement if the value of the property has increased and the loan to value ratio of the refinanced obligations does not exceed the loan to value ratio of the obligations relating to the original Lien; and

—	the extension, renewal or replacement of any Lien is limited to that portion of the property which secured the Lien that is extended, renewed or replaced plus improvements on the property.

  Certain Definitions

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets after deducting (a) all current liabilities, excluding any liability that by its terms is extendable or renewable at the option of the obligor to a time more than 12 months after the time the amount thereof is computed, and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames and other like intangibles, all as shown in the issuer’s or TFC’s and its subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

“Debt” of any Person means at any date, without duplication:

•	all obligations of the Person for borrowed money;

•	all obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

•	all obligations of the Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	all obligations of the Person as lessee which the Person capitalizes in accordance with generally accepted accounting principles;

•	all Debt of others secured by a Lien on any asset of the Person, whether or not the Debt is assumed by the Person; and

•	all Debt of others that the Person guarantees.

However, “Debt” of the issuer or TFC or a Subsidiary will not include Non-recourse Debt.

7

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind on the asset. However, “Lien” does not mean security interests under Article 9 of the Uniform Commercial Code, or any successor provision, on sales of accounts or chattel paper. For the purposes of the debt securities, the issuer or TFC or any Subsidiary will be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

“Non-recourse Debt” of the issuer or TFC or a Subsidiary means any obligations for borrowed money of the issuer or TFC or a Subsidiary that (1) are secured by specific assets, (2) are not reflected in the balance sheet of the issuer or TFC or a Subsidiary in accordance with generally accepted accounting principles and (3) are issued under instruments which limit the recourse against the obligor to the specific assets. In the case of all Non-recourse Debt incurred after the date of the indenture, if under applicable law, a holder of the obligation could ever become entitled to recourse against the obligor under applicable bankruptcy law, the instrument must also contain a provision that:

•	the holder’s recourse claim in respect of the obligation will be subordinate and junior to all Debt evidenced by the debt securities of any series; and

•	the holder of the obligation cannot receive any payment in respect of any obligation, other than the proceeds of the specific assets that secure the obligation, until the issuer or TFC has paid all applicable debt securities of any series in full or have provided funds for their payment.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means at any date any entity in which the issuer or TFC, directly or indirectly, owns or controls securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

  Merger and Consolidation

The issuer or TFC may consolidate or merge with or into any other Person and may transfer or lease all or substantially all of its property to any Person only if:

•	the Person formed by or resulting from the consolidation or merger, or which will receive the property, enters into a supplemental indenture in which it

— assumes the due and punctual payment of the principal, premium, and interest on the applicable debt securities in the case of the issuer; and

— agrees to perform and observe each agreement or covenant under the applicable debt securities and the indenture in the case of the issuer and TFC; and

•	immediately after giving effect to the consolidation, merger, transfer or lease of property discussed above, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and is continuing.

Any transfer described above, other than a lease, will concurrently release the issuer or guarantor from further obligations under the applicable debt securities and the indenture.

  Events of Default, Waiver and Notice

The following will be “Events of Default” for any series of debt securities of the issuer:

•	the failure of the issuer to pay any interest or any additional amounts on any debt securities of that series when due, and which remains unpaid for a period of 30 days;

•	the failure of the issuer to pay the principal or any premium on any debt securities of that series when due;

8

•	the failure of the issuer or TFC as guarantor to perform, or the breach by the issuer or TFC of, any covenant or warranty contained in that series of debt securities or the applicable indenture relating to that series which remains unremedied 90 days after the holders of at least 25% in aggregate principal amount of such series then outstanding provide written notice of the failure or breach to the issuer or TFC, as the case may be;

•	if any event of default under any mortgage, indenture or instrument occurs and results in debt of the issuer or TFC (if any) in excess of $100,000,000, becoming or being declared due prior to the date on which it would otherwise become due, and the acceleration is not annulled, or the debt is not discharged, within 30 days after the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding provide written notice of the event of default to the issuer or TFC, as the case may be;

•	if the Support Agreement ceases to be in full force and effect for any reason or is amended or modified in any manner unless

—	prior to its termination or amendment, Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. and any other nationally recognized statistical rating organization then rating securities of the applicable issuer, confirm they will not downgrade or place on what is commonly referred to as a “watch list” for possible downgrading, any of the issuer’s or TFC’s securities as a result of the termination or amendment of the Support Agreement; or

—	if the termination or amendment is as a result of another Person’s assumption of the debt securities or the TFC guarantee under the provisions described in “Merger and Consolidation” above, the senior debt securities of the Person assuming the debt securities or the TFC guarantee are rated by Standard & Poor’s Ratings Services or Moody’s Investor Service, Inc. immediately following the assumption at a rating equal to or greater than the rating assigned to securities of the issuer or TFC by each rating agency;

•	Textron Inc., Textron Financial, Textron Canada Funding or any “significant subsidiary,” as defined in Section 1.02(w) of Regulation S-X of the Securities Act, or any successor provision thereto, of Textron Financial or Textron Canada Funding:

—	commences or consents to a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or seeking the appointment of a trustee or other similar official in respect of it or any substantial part of its property;

—	makes a general assignment for the benefit of creditors;

—	fails generally or admits its inability to pay its debts as they become due; or

—	takes any corporate action to authorize any of the foregoing;

•	an involuntary case or other proceeding (1) is commenced against Textron Inc., Textron Financial, Textron Canada Funding or any significant subsidiary of Textron Financial or Textron Canada Funding seeking liquidation or other relief with respect to its debts under any bankruptcy or other similar law or seeking the appointment of a trustee or other similar official and (2) is not dismissed or stayed within 60 days; or

•	an order for relief is entered against Textron Inc., Textron Financial, Textron Canada Funding or any significant subsidiary of Textron Financial or Textron Canada Funding under the Federal bankruptcy laws or, in the case of Textron Canada Funding, under Canadian Federal bankruptcy laws.

In case an Event of Default other than one described in the last three bullet-points above occurs and is continuing with respect to a particular series of debt securities, then the holders of at least 25% in aggregate principal amount of that particular series of debt securities then outstanding may declare the principal of all outstanding debt securities of that particular series to be immediately due and payable. If an Event of Default described in the last three bullet-points occurs and is continuing with respect to a particular series of debt

9

securities, the principal of all outstanding debt securities of that particular series will automatically become due and payable. Upon any acceleration, any premium and interest on the debt securities so accelerated will also become immediately due and payable. At any time after an acceleration but before the holders of debt securities obtain a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities may rescind and annul the acceleration and its consequences, provided all required payments, other than as a result of the acceleration, shall have been made and all Events of Default are cured or waived.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive, on behalf of all of the holders of that series, any Event of Default and its consequences or past defaults, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, debt securities of that particular series or a default under a covenant or agreement that cannot be modified without the consent of the holder of each debt security that is affected.

If a default or an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority in aggregate principal amount then outstanding for any series of debt securities may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any power given to the trustee under the applicable indenture for that series of debt securities.

The trustee does not have to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the holders offer the trustee reasonable security or indemnity against expenses and liabilities.

We must file with the trustee, annually, a written statement regarding the presence or absence of certain defaults.

The indenture was amended on November 16, 2006 to increase the amount in the fourth bullet point above from $50,000,000 to $100,000,000. As a result, holders of debt issued under the indenture prior to November 16, 2006 may have the right to declare an event of default earlier than holders of the debt securities if the cross-default is triggered by an event of default under debt that is in excess of $50,000,000, but less than $100,000,000.

Defeasance and Discharge

  Discharge

The indenture provides that the issuer will be discharged from all of its non-administrative obligations in respect of the debt securities of any series if (i) all of the debt securities of that series not previously cancelled or delivered to the trustee for cancellation shall have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and (ii) it deposits with the trustee, in trust, cash sufficient to pay at maturity or upon redemption all debt securities of that series not previously cancelled or delivered to the trustee for cancellation, including principal, interest and all other amounts due under the indenture.

The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

  Defeasance of Limitations on Liens Covenant and Related Events of Default

The indenture provides that the issuer and TFC may be released from its obligation to comply with the restrictive covenant regarding limitations on Liens and it would no longer trigger Events of Default under the applicable indenture and the applicable debt securities of a series with respect to this covenant, if the issuer deposits with the trustee, in trust, money, U.S. government obligations for securities issued in U.S. dollars and/or Canadian government obligations for securities issued in Canadian dollars, which, through the payment of

10

interest and principal thereon, will provide enough money to pay the principal and interest on the debt securities of that series on the stated due dates of these payments in accordance with the terms of the applicable indenture and the debt securities of that series. Our other respective obligations under each indenture and the debt securities of that series and other Events of Default would remain in full force and effect.

The issuer may establish this trust only if, among other things, it delivers to the trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance of the covenant and Events of Default described above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred.

If the issuer exercises the option described in this section and the debt securities of the series are declared due and payable because of the occurrence of any Event of Default, the amount of money, U.S. government obligations and/or Canadian government obligations, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default.

Changes to the Indenture

Under the indenture, the issuer may modify its rights and obligations and the rights of the holders of its debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification. However, the issuer is required to get the consent of the holder of each debt security affected to make the following modifications of the debt securities:

•	an extension of the fixed maturity of any debt security;

•	a reduction of the principal amount payable on any debt security;

•	a reduction in the rate of interest, or change in the calculation of interest, payable on any debt security;

•	a change in any obligation to pay any additional amounts or reduce any additional amounts payable on any debt security;

•	a change in currency in which payments are made;

•	an extension of the time of payment of interest;

•	a modification that affects adversely any right of a holder of a debt security to repayment;

•	a reduction in the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity;

•	a reduction in the portion of the principal amount of a debt security payable in bankruptcy;

•	a reduction in amounts payable upon redemption;

•	a reduction in the rate of interest payable on overdue amounts;

•	a modification that impairs the right of any holder of any debt security to institute suit for the enforcement of any required payment on the debt security on or after the fixed maturity of the debt security;

•	a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above; and

•	a modification of the terms and conditions of the guarantee by Textron Financial of the due and punctual payment of principal, premium or interest on the guaranteed securities in a manner adverse to holders of the applicable series of debt securities.

11

Under the indenture, the issuer can make modifications to the indenture with the consent of the trustee but without the consent of any holders of debt securities to evidence the merger of the issuer or TFC or the replacement of the trustee and for other purposes set forth in the indentures.

Optional Tax Redemption

Unless Textron Canada Funding provides otherwise in the applicable prospectus supplement, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, Textron Canada Funding may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if as a result of any change in any treaty affecting taxation to which Canada, or a jurisdiction in which a successor to Textron Canada Funding is organized, is a party that becomes effective on or after a date on which Textron Financial borrows money from Textron Canada Funding, Textron Financial would be required to deduct or withhold tax on any payment to Textron Canada Funding to enable it to make any payment of principal, premium, if any, or interest.

Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

In this case, however, Textron Canada Funding will not be permitted to redeem a series of guaranteed debt securities if it can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to it.

Concerning the Trustee

TFC and its subsidiaries, including Textron Canada Funding, maintain various banking and trust relationships with the trustee.

Book-Entry Procedures

The issuer may issue the debt securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless we otherwise state in the applicable prospectus supplement, the depositary for debt securities issued in Canada will be CDS Clearing and Depository Services Inc. (“CDS” or the “Depositary”) which will be described in the applicable prospectus supplement.

The issuer will not issue certificates to individual holders of the debt securities, except as set forth below or in the applicable prospectus supplement. The Depositary and its participating organizations will only show beneficial interests in book-entry securities on and transfers of book-entry securities through the records that it and its participating organizations maintain. In addition, if holders of debt securities issued in book-entry form want to take any action, they must instruct the participating organization through which they hold the debt securities. The participating organization then must instruct CDS or its nominee as the registered holder of the debt securities, to take action.

The information under the heading “Book-Entry System” in this section concerning the Depositary’s book-entry system has been obtained from sources the issuer believes to be reliable.

     Book-Entry System

The issuer anticipates that the following provisions will apply to all depositary arrangements unless the prospectus supplement states otherwise.

Ownership of beneficial interests in debt securities will be limited to direct participants or indirect participants.

Upon the issuance of a global security, the Depositary will credit, on its book-entry registration and transfer system, to the accounts of the applicable direct participants, the respective principal amounts of the debt securities represented by such global security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those securities. Purchases of debt securities under

12

the Depositary’s system must be made by or through direct participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of securities will be recorded on the direct participants’ and indirect participants’ records. We refer to these actual purchasers as “beneficial owners.” The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of the beneficial owners that are their customers.

Beneficial owners will not receive written confirmation from the Depositary of their purchase, but the issuer expects beneficial owners to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are expected to be effected by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

So long as the Depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Beneficial owners will not be entitled to have the securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of the Depositary or any successor depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if the applicable issuer requests any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

The issuer will make payments of redemption proceeds, principal, premium, if any, and interest on book-entry securities to the Depositary or its nominee, as the registered owner of the global security representing such securities. Neither we nor the trustee or any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.

The issuer expects that the Depositary, upon receipt of any redemption proceeds or any principal, premium or interest payment, will immediately credit direct participants’ accounts with payments in amounts proportionate to the respective beneficial interests in the global security, as shown on the records of the Depositary. The issuer also expects that payments by direct participants to indirect participants and by direct participant and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and accordingly will be the responsibility of the direct and indirect participants and not of the Depositary, its nominee, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds or principal, premium, or interest payments to the Depositary or its nominee is the issuer’s responsibility, disbursement of such payments to direct participants will be the responsibility of the Depositary and disbursement of such payments to beneficial owners will be the responsibility of direct and indirect participants.

As long as the debt securities are held by the Depositary or its nominee and the Depositary continues to make its same day funds settlement system available to the issuer, all payments of principal and interest on the securities will be made in immediately available funds.

The issuer expects that the forwarding of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect from time to time. Neither the Depositary nor its nominee will

13

consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary’s procedures. The issuer is advised that the Depositary’s usual procedure is to mail an omnibus proxy to the issuer as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign the Depositary’s nominee consenting or voting rights to the direct participants to whose accounts the debt securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.

If applicable, redemption notices will be sent to the Depositary’s nominee. If less than all of the debt securities in book-entry form of like tenor and terms are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its debt securities in book-entry form repaid by the issuer of such debt securities, through its participant, to the trustee, and will effect delivery of the applicable debt securities in book-entry form by causing the direct participant to transfer the participant’s interest in the global securities in book-entry form, on the Depositary’s records, to the trustee.

The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

If:

•	the Depositary notifies the applicable issuer that it is unwilling or unable to continue as a clearing system in connection with a global security or the Depositary ceases to be a clearing agency registered under the Securities Act (Ontario) and similar legislation in other Canadian provinces, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from the Depositary or on becoming aware that the Depositary is no longer so registered,

•	the applicable issuer executes and delivers to the trustee a company order to the effect that the global securities of any series shall be exchangeable, or

•	a default or an event of default has occurred and is continuing with respect to the debt securities of any series,

then such global securities will be exchangeable for securities in certificated form of like tenor and of an equal aggregate principal amount. The certificated securities will be registered in the name or names as the Depositary instructs the trustee. It is expected that instructions may be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

PLAN OF DISTRIBUTION

The issuer may sell the debt securities described in this prospectus:

•	to or through underwriters or dealers; or

•	through agents.

By Underwriters

If the issuer uses underwriters in the sale, the underwriters will acquire debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may from

14

time to time modify any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

By Agents

The issuer may sell debt securities of any series through agents that we designate. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

Direct sales of debt securities will not occur in Canada.

General Information

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that the issuer pays them and any profit on their resale of the debt securities offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act of 1933. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents who participate in the sale of debt securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

The debt securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities of a series for public offering and sale may make a market in the debt securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of debt securities we issue will exist.

If the issuer so indicates in a prospectus supplement, it will authorize underwriters or its agents to solicit offers by certain institutional investors to purchase debt securities from the issuer which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in Canada to which the institutional investor is subject.

15

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, covering the debt securities to be offered from time to time by this prospectus. This prospectus does not contain all of the information included in the registration statement.

Textron Financial also files annual, quarterly and special reports, and other information with the SEC. Our parent company, Textron Inc., also files annual, quarterly and special reports, and other information with the SEC, including its audited financial statements. Textron Inc.’s and Textron Financial’s SEC filings are available to the public over the Internet from the SEC’s web site at http://www.sec.gov. You may also read and copy any document Textron Financial or Textron Inc. files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms and their copy charges.

The SEC allows us to “incorporate by reference” in this prospectus the information in documents Textron Financial files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus:

•	Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Textron Financial’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	Textron Financial’s current reports on Form 8-K filed April 24, 2006, April 25, 2006 and May 1, 2006.

We also incorporate by reference any future filings that Textron Financial may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed. This incorporation by reference shall in no event incorporate by reference any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K, unless specifically provided in such report or in an applicable supplement to this prospectus.

You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

Textron Financial Corporation
40 Westminster Street
P.O. Box 6687
Providence, Rhode Island 02940-6687
Attention: Treasurer
(401) 621-4200

Unless authorized otherwise, you should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any country, state or province where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

In accordance with Rule 12h-5 promulgated under the Securities Exchange Act of 1934, Textron Canada Funding is currently exempt from the information reporting requirements of the Exchange Act because it is permitted to omit financial statements for the reasons set forth under the caption “Textron Financial Canada Funding Corp.” above.

Each of Textron Financial and Textron Canada Funding is a reporting issuer or has acquired equivalent status in each of the Provinces of Canada where this prospectus is filed. Pursuant to applicable securities legislation, Textron Financial is permitted to satisfy the continuous disclosure requirements of securities

16

legislation in these Provinces essentially by: (i) complying with applicable requirements of the U.S. federal securities laws applicable to it; (ii) filing its continuous disclosure documents with the securities commissions or similar regulatory authorities in each of the above Provinces in the manner and in the time required under U.S. federal securities laws; and (iii) where applicable, sending the continuous disclosure documents to securityholders of Textron Financial having an address in any of the above Provinces. Pursuant to relief granted by the securities commissions or similar regulatory authorities in such Provinces under applicable securities legislation, Textron Canada Funding satisfies the continuous disclosure requirements of securities legislation in these Provinces on the basis of Textron Financial’s compliance with the foregoing requirements. Such continuous disclosure documents will be filed until such time as there are no Canadian issued public debt securities outstanding and are accessible at the website maintained by Canadian securities regulatory authorities, www.sedar.com.

LEGAL OPINIONS

Edwards Angell Palmer & Dodge LLP and Stewart McKelvey will issue for us opinions about the legality of the debt securities. Edwards Angell Palmer & Dodge LLP will issue for us an opinion about the legality of the Textron Financial guarantee. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt, LLP.

Any underwriters will be advised about the validity of the debt securities by Torys LLP.

EXPERTS

The consolidated financial statements of Textron Financial and management assessment of the effectiveness of internal controls over financial reporting appearing in Textron Financial’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Any audited financial statements and schedules and management assessment of the effectiveness of internal controls over financial reporting that are incorporated or that are deemed to be incorporated by reference into this prospectus that are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents of these accountants filed with the SEC.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.

17

CERTIFICATE OF TEXTRON FINANCIAL CORPORATION

Dated: November   , 2006

This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

(signed) Theodore R. French Theodore R. French Chairman, Chief Executive Officer and Director	(signed) Thomas J. Cullen Thomas J. Cullen Executive Vice President & Chief Financial Officer

On behalf of the Board of Directors:

(signed) Mary F. Lovejoy Mary F. Lovejoy Director	(signed) Buell J. Carter Buell J. Carter President, Chief Operating Officer and Director

Each person whose signature appears above constitutes and appoints and hereby authorizes Elizabeth C. Perkins and Margaret Hayes-Cote and each of them, as attorney-in-fact, to sign on such person’s behalf, individually and in each capacity stated above.

18

CERTIFICATE OF TEXTRON FINANCIAL CANADA FUNDING CORP.

Dated: November   , 2006

This MJDS prospectus, together with documents incorporated in this prospectus by reference, will, as of the date of each supplement to this prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus and the supplement as required by the Provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

(signed) Christopher P. Sharp Christopher P. Sharp President (Chief Executive Officer)	(signed) Connie T. Lee Connie T. Lee Treasurer

On behalf of the Board of Directors:

(signed) Thomas J. Cullen Thomas J. Cullen Director	(signed) Pierre Major Pierre Major Director

Each person whose signature appears above constitutes and appoints and hereby authorizes Joe Conte and Margaret Hayes-Cote and each of them, as attorney-in-fact, to sign on such person’s behalf, individually and in each capacity stated above.

19

This preliminary MJDS prospectus supplement relating to the securities described in it has been filed in each of the provinces of Canada but has not yet become final for the purposes of a distribution. Information contained in this preliminary MJDS prospectus supplement may not be complete and may have to be amended. The securities may not be distributed until a receipt is obtained for the MJDS prospectus.

Filed Pursuant to Rule 424(b)(5)
File No. 333-108464-01
PROSPECTUS SUPPLEMENT
(to prospectus dated November   , 2006)

This prospectus supplement together with the prospectus dated November   , 2006 to which it relates constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this prospectus supplement and the prospectus to which it relates and any representation to the contrary is an offence.

Textron Financial Canada Funding Corp.
Medium-Term Notes, Series F-CAD
Due Nine Months or More From Date of Issue

Textron Financial Canada Funding Corp. may offer from time to time in Canada its Medium-Term Notes, Series F-CAD, which are fully and unconditionally guaranteed by Textron Financial Corporation in an unlimited principal amount. Simultaneously with this offering, we may also offer outside Canada from time to time an unlimited principal amount of Medium-Term Notes, Series F of Textron Financial Corporation and Medium-Term Notes, Series F-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation. The specific terms of any notes offered will be included in a pricing supplement. Unless Textron Financial Canada Funding Corp. provides otherwise in the applicable pricing supplement, the notes offered will have the following general terms:

•	The notes will mature in nine months or more from the date of issuance.

•	The notes will be senior unsecured obligations of Textron Financial Canada Funding Corp.

•	The notes will bear interest at a fixed or floating rate or will not bear any interest. If the notes bear interest at a floating rate, the floating interest rate formula will be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a specified percentage.

•	The issuer will pay amounts due on the notes in Canadian dollars or any other consideration described in the applicable pricing supplement.

•	Textron Financial Canada Funding Corp. will specify in the applicable pricing supplement whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at its option or repayment at the option of the holder of the notes.

•	Interest on the notes will be payable on the dates provided in this prospectus supplement and in the applicable pricing supplement.

•	The notes will not be listed on any securities exchange.

•	The notes will be fully and unconditionally guaranteed by Textron Financial Corporation.

This offering is being made by Textron Financial Canada Funding Corp., a Canadian issuer, whose obligations under debt securities issued by it will be guaranteed by Textron Financial Corporation, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities law. The financial statements included or incorporated by reference in this prospectus supplement have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. This offering is being made by Textron Financial Canada Funding Corp. in all of the provinces of Canada pursuant to decisions issued by the securities commission or similar regulatory authority of each such province.

Investing in the notes involves certain risks. See “Risk Factors” on page S-3.

RATES ON APPLICATION

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. Certain of the directors and officers of Textron Financial Corporation and Textron Financial Canada Funding Corp. and the experts named in this prospectus supplement or the prospectus to which it relates reside outside of Canada. Certain of the assets of these persons and Textron Financial Corporation and Textron Financial Canada Funding Corp. may be located outside Canada. Textron Financial Corporation and Textron Financial Canada Funding Corp. have appointed Stewart McKelvey, Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax Nova Scotia, Canada, B3J 2X2 as their agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above. It may also not be possible to enforce against Textron Financial Corporation and Textron Financial Canada Funding Corp., their directors and officers and the experts named in this prospectus supplement or the prospectus to which it relates, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

Textron Financial Canada Funding Corp. may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through any agent as agent using its reasonable efforts to sell notes on its behalf.

RBC Capital Markets
BMO Capital Markets
Scotia Capital

The date of this preliminary prospectus supplement is November   , 2006

Unless we authorize otherwise, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the agents are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any pricing supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, we will refer to Textron Financial Corporation as “Textron Financial” or “TFC” and to Textron Financial Canada Funding Corp. as “Textron Canada Funding” or the “issuer.” Unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean Textron Financial and Textron Canada Funding.

References in this prospectus supplement to “agent” or “agents” are to any or all, respectively, of the agents listed on the cover page of this prospectus supplement or any other agent appointed by us.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” or “dollar” are to the lawful currency of the United States and to “Canadian dollars” or “Cdn.$” are to the lawful currency of Canada. In this prospectus supplement and the prospectus to which it relates, unless otherwise specified, all dollar amounts are expressed in U.S. dollars.

S-2

RISK FACTORS

Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rates or currency indices or formulas. Additional risks that we do not know about or that we view as immaterial may also impair your investment. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components. Before investing in the notes, you should consider carefully, among other factors, the matters described below. In addition, you should review the “Risk Factors” section of Textron Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the “Risk Factors” section of any future report filed by Textron Financial with the Securities and Exchange Commission, all of which are incorporated by reference herein. See “Where You Can Find More Information” in the accompanying prospectus.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Are More Volatile Than Conventional Debt Securities

If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, you could be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower amount of principal, premium or interest, or none at all. You may receive payments at different times than you expected. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which we have no control. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, that feature will magnify the effect of any change in the index or formula. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. You should not view the historical experience of an index as an indication of its future performance.

Notes Denominated in Foreign Currencies Are Subject to Significant Risks Associated With Exchange Rate Fluctuation, Foreign Exchange Controls and Other Factors Over Which We Have No Control

Unless the issuer provides otherwise in the applicable pricing supplement, the issuer will make payments on foreign currency notes in the relevant foreign currencies. Notes denominated in Canadian dollars and issued in Canada are not considered to be foreign currency notes. As discussed below under “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest,” any amounts payable by the issuer in the relevant foreign currency will be converted by the exchange rate agent named in the applicable pricing supplement into U.S. dollars for payment to holders of notes, unless the issuer provides otherwise in the applicable pricing supplement. If you invest in foreign currency notes or currency indexed notes, your investment will be subject to significant risks not associated with investments in debt securities denominated in U.S. dollars or U.S. dollar-based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and that volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar-equivalent yield of your foreign currency notes or currency indexed notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. If payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange

S-3

rates between the applicable currencies will be magnified. The issuer may further describe the currency risks with respect to your foreign currency notes or currency indexed notes in the applicable pricing supplement.

Governmental exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control. In these cases, the issuer will be allowed to satisfy its obligations in respect of your foreign currency notes in U.S. dollars or Canadian dollars, as the case may be. See “Special Provisions Relating to Foreign Currency Notes — Payment Currency.”

Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or if other developments affecting the U.S. dollar or any applicable currency occur.

The paying agent on the notes will make all calculations relating to foreign currency notes or currency indexed notes. The determinations made by the paying agent will, in the absence of clear error, be binding on holders of the notes.

Unless the issuer provides otherwise in the applicable pricing supplement, the notes it issues in Canada will be denominated in Canadian dollars. For notes with a specified currency other than Canadian dollars the issuer will include in the applicable pricing supplement information concerning historical exchange rates for that currency against the Canadian dollar and a brief description of any relevant exchange controls.

Exchange Rates May Affect The Value Of a Judgment of a U.S. Court Involving Foreign Currency Notes

The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, between Textron Canada Funding, Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The indentures and the notes, including foreign currency notes, except to the extent that the issuer specifies otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

This prospectus supplement, the accompanying prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in currencies other than U.S. dollars or Canadian dollars. We believe that these risks are potentially too variable to ascertain and describe with any reasonable degree of certainty and that preparation of a list of every potential material risk incorporating every economic, financial, political and military circumstance, among other things, would be impractical. You should consult your own financial and legal advisors as to the risks entailed by an

S-4

investment in notes denominated in currencies other than U.S. dollars or Canadian dollars. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Redemption May Adversely Affect Your Return on The Notes

If your notes are redeemable at the option of the issuer or are subject to mandatory redemption, the issuer may choose to, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest your redemption proceeds in a comparable security at an effective interest rate as high as that of your notes being redeemed.

There May be an Uncertain Trading Market For Your Notes; Many Factors Affect The Trading Value of Your Notes

Upon issuance, your notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of the notes,

•	the redemption features of your notes,

•	the amount of other debt securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market, and will experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks relating to your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our respective ability to pay our respective obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

Enforcement of Liabilities With Respect to Textron Canada Funding

Textron Canada Funding is a wholly-owned subsidiary of Textron Financial and is incorporated under the laws of Nova Scotia. One or more of its directors reside outside the United States. All or a substantial portion of the assets of these persons, as well as Textron Canada Funding, are located outside the United States. Textron Canada Funding has consented to service of process in the United States with respect to any action that may be brought in connection with its notes or its indenture. Textron Canada Funding has been advised by its Nova Scotia counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Canada. As a result, to enforce a final judgment against Textron Canada Funding obtained in the United States courts, a claimant must bring such final judgment before a Canadian court. Textron Canada Funding has been advised by its Nova Scotia counsel that, subject to certain conditions and qualifications, a Nova Scotia court will normally issue a judgment incorporating the final judgment rendered by the United States court.

S-5

IMPORTANT CURRENCY INFORMATION

You are required to pay for each note in the currency provided for in the applicable pricing supplement. If you are a prospective purchaser of a note having a currency other than U.S. dollars, the agents may, in their discretion and upon your request, arrange for the exchange of U.S. dollars into that currency to enable you to pay for the notes. Each exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. You must pay all costs of this exchange. See “Special Provisions Relating to Foreign Currency Notes — Currencies.”

ABOUT THIS PROSPECTUS SUPPLEMENT

The notes are a series of the debt securities described in the accompanying prospectus. The following is a description of the particular terms of the notes. You should read this prospectus supplement together with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If the following description is inconsistent with the description contained in the accompanying prospectus, then the following description replaces and supersedes the description contained in the accompanying prospectus.

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

USE OF PROCEEDS

Textron Canada Funding will lend the net proceeds from the sale of its notes to Textron Financial’s subsidiary, Textron Financial Canada Limited, to be used for general corporate purposes unless otherwise indicated in the applicable pricing supplement.

DESCRIPTION OF THE NOTES

The notes will be issued as a series of debt securities under an indenture, dated as of November 30, 2001, with Textron Financial, as guarantor, and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, as amended or supplemented from time to time. The term “senior debt securities” as used in this prospectus supplement refers to all securities issued and issuable from time to time under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The senior debt securities and the indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture. The summary does not contain all of the provisions that you may want to consider as an investor in the notes. You may wish to review the indenture. We have filed a copy of the indenture with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Unless the issuer provides otherwise in the applicable pricing supplement, the notes will have the terms described below, except that references to interest payments and interest-related information do not apply to some original issue discount notes which are notes issued at prices significantly less than the amount payable on them at maturity.

General

The notes will be issued as a series of debt securities under the indenture, subject to the issuer’s right to “reopen” that series to issue additional notes. The issuer may issue an unlimited amount of notes under this prospectus supplement. Simultaneously with this offering, we may also offer outside Canada from time to time Medium-Term Notes, Series F of Textron Financial Corporation and Medium-Term Notes, Series F-CAD of Textron Financial Canada Funding Corp. fully and unconditionally guaranteed by Textron Financial Corporation. Notes issued by Textron Canada Funding will be fully and unconditionally guaranteed under a guarantee

S-6

by Textron Financial of the payment of principal of, and any premium and interest on, such notes when due, whether at maturity or otherwise. Unless the issuer provides otherwise in the applicable pricing supplement, all senior debt securities, including the notes, issued and to be issued under the indenture (as well as the related guarantee) will be the issuer’s (or the guarantor’s) unsecured general obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

The indenture does not limit the aggregate principal amount of senior debt securities that the issuer may issue. The issuer may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as the issuer may authorize for each series. The issuer may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities in addition to the aggregate principal amount of notes offered by this prospectus supplement. As of September 30, 2006, Textron Canada Funding had U.S.$110.0 million aggregate principal amount of senior debt securities outstanding and Cdn.$492.0 million aggregate principal amount of senior debt securities outstanding, all of which are guaranteed by Textron Financial.

The notes will be offered on a continuing basis. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise. The stated maturity date or this prior date, as the case may be, is referred to as the “maturity date” with respect to the principal, premium, if any, and interest, payable on that date. For further information regarding discount notes, see “— Original Issue Discount Notes.”

Unless the issuer provides otherwise in the applicable pricing supplement, the notes issued in Canada will be denominated in, and payments in respect of the notes will be made in, Canadian dollars. The notes also may be denominated in, and payments in respect of the notes may be made in, one or more foreign or composite currencies. See “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium and Interest.”

Each fixed rate note will mature on a day nine months or more from the date of issue, as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Each floating rate note will mature on an interest payment date nine months or more from the date of issue as provided in the applicable pricing supplement, as selected by the agent and agreed to by the issuer. Except as provided in the next sentence, or except as provided in the applicable pricing supplement, in the event that an interest payment date, maturity date or any date fixed for redemption or repayment of any note is not a business day, principal, premium, if any, and interest payable on such interest payment date, maturity date or date fixed for redemption or repayment will be paid on the next succeeding business day with the same effect as if that business day were the specified interest payment date, maturity date or date fixed for redemption or repayment and no interest will accrue for the period from and after the specified interest payment date, maturity date or date fixed for redemption or repayment to the next succeeding business day. However, except as provided in the applicable pricing supplement, if any interest payment date for a floating rate note, other than an interest payment date at maturity, falls on a day that is not a business day, that interest payment date will be postponed to the next business day and interest will continue to accrue to the following business day, but in the case of a LIBOR note or a BA Rate note offered in Canada, if the next business day is in the following calendar month, the interest payment date will be the immediately preceding business day.

Unless the issuer provides otherwise in the applicable pricing supplement, the notes will be issuable only in fully registered book-entry form or certificated form, without coupons, in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 above that amount and the minimum denominations of each foreign currency note will be in at least equivalent amounts in the applicable foreign currency, as provided in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Canadian Depository for Securities Limited or any other depositary as is identified in an applicable pricing supplement. See “— Book-Entry System.” Registration of transfer of notes in certificated

S-7

form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to each indenture not involving any transfer.

The pricing supplement relating to a particular issuance of notes will describe the following terms:

•	the principal amount of the notes offered pursuant to such pricing supplement,

•	whether the notes are fixed rate or floating rate notes or will not bear any interest,

•	the price (expressed as a percentage of the aggregate principal amount) at which the notes will be issued,

•	the date on which the notes will be issued,

•	the maturity date of the notes,

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear interest,

•	if the notes are floating rate notes, the terms of the notes, including those matters described below under “— Floating Rate Notes,”

•	whether the notes are original issue discount notes and whether they have been issued with original issue discount for U.S. or Canadian federal income tax purposes,

•	whether the notes are amortizing notes,

•	whether the notes may be redeemed at the option of the issuer, or repaid at the option of the holder, prior to maturity as described under “— Optional Redemption” and “— Repayment at the Noteholders’ Option; Repurchase” below and, if so, the provisions relating to that redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment,

•	whether the notes will be initially represented by a global book-entry note registered in the name of The Canadian Depository for Securities Limited or another depositary or a certificate issued in definitive form,

•	any relevant material tax consequences associated with the terms of those notes which have not been described under “Certain Canadian Federal Income Tax Considerations” below,

•	whether the notes will be denominated in a currency other than Canadian dollars, if offered in Canada,

•	the use of proceeds, if materially different from that disclosed in the accompanying prospectus,

•	the identity of any additional agent through or to whom the notes are being sold,

•	the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreements which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and

•	any other terms of those notes that are not inconsistent with the provisions of the applicable indenture.

Payment of Principal, Premium and Interest

The issuer will make payments of principal and premium, if any, and interest on notes in book-entry form through the trustee to the depositary or its nominee. See “— Book-Entry System.”

In the case of notes in certificated form, the issuer will make payment of principal, premium, if any, and interest on the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other place as the issuer may designate. Payment of interest due at maturity will be made

S-8

to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made.

Unless the issuer provides otherwise in the pricing supplement, it will pay interest on each certificated note, other than interest payable upon maturity or upon earlier redemption or repayment, at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, or at any other office as the issuer specifies or, at its option, by check mailed to the address of the person in whose name a certificated note is registered, as such address appears in the register maintained by the trustee. However, in the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the original issue date and ending on the first interest payment date will be paid to the holder on the next succeeding interest payment date. A holder of Cdn.$10,000,000 or more in total principal amount of certificated notes of like tenor and terms will be entitled to receive interest payments in Canadian dollars, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to that interest payment date. Any such wire transfer instructions received by the trustee will remain in effect until revoked by the holder. In the case of a global book-entry note, the payment of interest will be made to a nominee of the depositary.

The interest rates on notes issued in one transaction may be different from the interest rates applicable to notes issued in another transaction depending upon, among other things, the aggregate principal amount of notes purchased in the applicable transaction. The issuer may offer notes with similar variable terms but different interest rates concurrently at any time. The issuer may also concurrently offer notes having different variable terms to different investors.

Interest and Interest Rates

Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or maturity, as the case may be.

The issuer will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at maturity. The issuer will pay interest to the persons or entities in whose names the notes are registered as of the regular record date. However, interest that the issuer pays at maturity, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, the issuer will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Unless the issuer provides otherwise in the applicable pricing supplement, the regular record date with respect to fixed rate notes will be the last day of February and August, whether or not a business day, immediately preceding the related interest payment date and the regular record date with respect to floating rates notes will be the fifteenth day, whether or not a business day, immediately preceding the related interest payment date.

“Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and provided further that, with respect to

S-9

floating rate notes as to which LIBOR is an applicable interest rate basis, the day is also a London banking day.

“London banking day” means a day on which commercial banks are open for business, including dealings in the LIBOR currency, as defined below under “LIBOR Rate Notes,” in London.

“Principal financial center” means, unless otherwise specified in the applicable pricing supplement,

(1) the capital city of the country issuing the specified currency, or

(2) the capital city of the country to which the LIBOR currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the “principal financial center” will be The City of New York, Sydney, Toronto, London (solely in the case of the specified currency), Johannesburg and Zurich, respectively.

Fixed Rate Notes

Each fixed rate note will bear interest at the annual rate provided in the note and in the applicable pricing supplement. Unless the issuer provides otherwise in the applicable pricing supplement, the interest payment dates for the fixed rate notes will be on March 15 and September 15 of each year. Unless the issuer provides otherwise in the applicable pricing supplement, interest on fixed rate notes issued in Canada will be computed on the basis of a 365-day year and will be payable in two equal semi-annual installments.

Floating Rate Notes

Interest on floating rate notes issued in Canada will be determined by reference to the applicable interest rate basis or interest rate bases, which may be one or more of the following:

•	the BA rate,

•	LIBOR,

•	the Cdn. Prime rate, or

•	any other interest rate basis or bases described in the applicable pricing supplement.

Terms.  Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

•	whether the floating rate note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note,

•	the interest rate basis or bases (the “base rate”),

•	the initial interest rate,

•	the fixed rate commencement date, if applicable,

•	the fixed interest rate, if applicable,

•	the interest reset dates,

•	record dates,

•	the interest payment dates,

•	the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated (the “index maturity”),

•	the maximum interest rate and minimum interest rate, if any,

•	the number of basis points to be added to or subtracted from the related interest rate basis or bases (the “spread”),

S-10

•	the percentage of the related interest rate basis or bases by which the interest rate basis or bases will be multiplied to determine the applicable interest rate (the “spread multiplier”),

•	if one or more of the specified interest rate bases is LIBOR, the index maturity, as defined above, the LIBOR currency and the designated LIBOR page, both as defined below.

If the issuer designates the floating rate note as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Note.  Unless a floating rate note is designated as a “floating rate/fixed rate note,” an “inverse floating rate note” or as having an addendum attached or as having “other provisions” apply relating to a different interest rate formula, the floating rate note will be designated as a “regular floating rate note” and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate of the regular floating rate note will be reset on each interest reset date. However, the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate provided in the pricing supplement.

Floating Rate/Fixed Rate Note.  If a floating rate note is designated as a “floating rate/fixed rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the interest rate on the floating rate/fixed rate note will be reset on each interest reset date; provided, however, that:

•	the interest rate for the period from the date of issuance to the first interest reset date will be the initial interest rate, and

•	the interest rate for the period commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity, i.e. the fixed rate commencement date, will be the fixed interest rate provided in the applicable pricing supplement or, if no fixed interest rate is provided in the applicable pricing supplement, the interest rate for this period will be the interest rate in effect on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Note.  If a floating rate note is designated as an “inverse floating rate note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate will not be less than zero.

Commencing on the first interest reset date, the interest rate on the inverse floating rate note will be reset as of each interest reset date. However, the interest rate in effect for the period from the date of issuance to the first interest reset date will be the initial interest rate.

S-11

Interest Reset Dates.  The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as provided in the applicable pricing supplement (the “interest reset date”). Unless the issuer provides otherwise in the applicable pricing supplement, the interest reset date will be:

•	in the case of floating rate notes which reset daily, each business day,

•	in the case of floating rate notes which reset weekly, the Wednesday of each week,

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month,

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes which reset semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement, and

•	in the case of floating rate notes which reset annually, the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that:

•	the interest rate of a floating rate/fixed rate note will not reset after the applicable fixed rate commencement date,

•	the initial interest rate, which is the interest rate in effect from the original issue date to, but excluding, the first interest reset date, will be as provided in the applicable pricing supplement,

•	if any interest reset date falls on a day that is not a business day, the applicable interest reset date will be postponed to the next business day, except, in the case of a LIBOR note or a BA Rate note offered in Canada, if that business day is in the following calendar month, the interest reset date will be the immediately preceding business day.

Maximum and Minimum Interest Rates.  A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “maximum interest rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “minimum interest rate”).

The indenture is, and any notes issued under the indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

Interest Determination Dates.  Unless the issuer provides otherwise in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable “interest determination date” and calculated on or prior to the calculation date, as defined below.

•	The interest determination date with respect to a LIBOR note will be the second London banking day preceding each interest reset date.

S-12

•	The interest determination date relating to a floating rate note with an interest rate that is determined by reference to two or more interest rate bases will be the second business day prior to the interest reset date on which each interest rate basis is determinable.

•	The interest determination date with respect to a BA Rate note and a Cdn. Prime Rate note offered in Canada will be each interest reset date for the related note.

Calculation Date

Unless the issuer provides otherwise in the applicable pricing supplement, U.S. Bank National Association will be the calculation agent, which term includes any successor calculation agent appointed by the issuer. The calculation agent will determine for each interest reset date the interest rate in the manner described in this prospectus supplement. The calculation agent will notify the trustee of each determination of the interest rate for any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next interest reset date for that note.

Unless issuer provides otherwise in the applicable pricing supplement, the calculation date relating to any interest determination date will be the earlier of:

•	the tenth day after the applicable interest determination date or, if that day is not a business day, the following business day, or

•	the business day preceding the applicable interest payment date or maturity date, as the case may be.

Interest Payments

Each applicable pricing supplement will specify the dates on which interest will be payable. Except as provided below or in the applicable pricing supplement, interest on floating rate notes will be payable:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year,

•	in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement,

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement, and

•	at maturity.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one half cent being rounded upward.

With respect to each floating rate note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding together the interest factors calculated for each day from the original issue date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. Unless the issuer provides otherwise in the applicable pricing supplement:

•	in the case of notes for which the interest rate basis is LIBOR, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360,

S-13

•	in the case of floating rate notes issued in Canada, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year, and

•	the interest factor for floating rate notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied.

Except as set forth in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an interest reset date, the interest rate with respect to the interest determination date relating to that interest reset date, or

•	if the day is not an interest reset date, the interest rate with respect to the interest determination date relating to the immediately preceding interest reset date;

provided, however, that the interest rate in effect for the period from the date of issue to the first interest reset date will be the initial interest rate specified in the applicable pricing supplement.

Except as described in the applicable pricing supplement, floating rate notes issued in Canada will bear interest at the rate determined by reference to one or more of the BA Rate (as defined below), LIBOR (as defined in “LIBOR Rate Notes” below), or the Cdn. Prime Rate (as defined below) (each an interest rate basis), as specified in the pricing supplement.

BA Rate Notes.  Floating rate notes for which the interest rate is determined with reference to the BA Rate will bear interest at interest rates (calculated with reference to the BA Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “BA Rate” means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the applicable issuer to be the arithmetic average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded up) of the bid quotations for bankers’ acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note, as set forth on the Reuters CDOR Page (as defined below) at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date. If on the BA Rate interest determination date only one or zero quotations are available on the Reuters CDOR Page or if the Reuters CDOR Page is unavailable for any reason, the BA Rate shall be the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the issuer or calculation agent to be the average (rounded to the nearest one-hundred-thousandth of one per cent, with .000005 being rounded up) of rates bid by each of the three Schedule I Canadian chartered banks selected by the issuer or calculation agent at approximately 10:00 a.m. (Toronto time) on the BA Rate interest determination date for bankers’ acceptances stamped by Schedule I Canadian chartered banks denominated in Canadian dollars with a maturity approximately coextensive with the stated maturity applicable to such floating rate note. If on the BA Rate interest determination date only one or two such Schedule I Canadian chartered banks provide bid quotations, then such bid, or the arithmetic average of such bids, as the case may be, shall be used for purposes of determining the BA Rate.

“Reuters CDOR Page” means the display designated as page “CDOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the CDOR page on that service for the purpose of displaying bankers’ acceptance rates of banks and investment dealers).

LIBOR Rate Notes.  LIBOR rate notes will bear interest at the rates, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, specified in the applicable LIBOR rate notes and in any applicable pricing supplement.

“LIBOR” means:

(1) if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR currency, as defined below, having the index maturity specified in the applicable pricing supplement, commencing on the second London

S-14

banking day immediately following that interest determination date that appears on the designated LIBOR Page as of 11:00 A.M., London time, on the applicable interest determination date, or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the designated LIBOR page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable interest determination date. If the designated LIBOR page by its terms provides only for a single rate, then the single rate will be used, or

(3) with respect to a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of one or more of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the second London banking day immediately following the applicable interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable interest determination date and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable interest determination date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center(s), on the applicable interest determination date by three major banks, which may include affiliates of one or more of the agents, in the applicable principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR currency in that market at that time, or

(5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable interest determination date.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“Designated LIBOR page” means either:

•	if “LIBOR Telerate” is designated in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate on page 3750 or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency, or

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters 3000 Xtra Service or any successor service on page “LIBO,” or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR currency.

Cdn. Prime Rate Notes.  Floating rate notes for which the interest rate is determined with reference to the Cdn. Prime Rate will bear interest at the rates (calculated with reference to the Cdn. Prime Rate and the spread, spread multiplier or other formula, if any) specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “Cdn. Prime Rate” means the rate (expressed as an annual percentage rate based on a year of 365 days) determined by the applicable issuer to be the average (rounded to the nearest one-hundred-thousandth of one percent, with .000005 being rounded up) of

S-15

the rates publicly quoted by the Schedule I Canadian chartered banks as base rates for determining interest rates on Canadian dollar prime rate loans in Canada prevailing at 10:00 a.m. (Toronto time) on the Cdn. Prime Rate interest determination date.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more interest rate bases, the specification of one or more interest rate bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions, or any other matters relating to the applicable notes, may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Amortizing Notes

The issuer may offer, from time to time, amortizing notes with the amount of principal and interest payable in installments over the term of these notes. Unless the issuer provides otherwise in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 365-day year. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms and provisions of the amortizing notes will be provided in the applicable pricing supplement, including a table setting forth repayment information for the amortizing notes.

Optional Redemption

Unless the issuer provides otherwise in the applicable pricing supplement:

•	the notes will not be subject to any sinking fund, and

•	the applicable issuer cannot at its option redeem the notes prior to maturity.

If the pricing supplement provides that the issuer may redeem the notes, it will indicate the terms on which the notes will be redeemable at its option. The pricing supplement will also indicate:

•	the initial redemption date from which the notes may be redeemed, and

•	the redemption price at which, together with accrued interest to the initial redemption date, the notes may be redeemed.

Unless the issuer provides otherwise in the applicable pricing supplement, the redemption price will be an amount equal to the initial redemption percentage provided in the applicable pricing supplement multiplied by the unpaid principal amount of the notes to be redeemed. The initial redemption percentage will decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement of the principal amount to be redeemed until the redemption price is 100% of the principal amount to be redeemed.

Unless otherwise specified in the applicable pricing supplement, notice of redemption will be provided by mailing a notice of the redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the address of each holder set forth in the issuer’s books. Unless the issuer provides otherwise in the applicable pricing supplement, the issuer may exercise its option to redeem the notes in whole or in part in increments of Cdn. $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least Cdn. $1,000 or other minimum authorized denomination applicable thereto). In the event of redemption of a note in part only, the issuer will issue a new note for the unredeemed portion of the note to the holder of the note upon the cancellation of the note.

Whenever less than all of the notes of like tenor and terms are to be redeemed, the notes to be redeemed will be selected by the trustee by a method the trustee finds appropriate and fair.

S-16

Repayment at the Noteholders’ Option; Repurchase

Unless the issuer provides otherwise in the applicable pricing supplement, the notes will not be repayable at the option of the holder. If applicable, the pricing supplement relating to a particular issuance of notes will indicate that those notes may be repayable at the option of the holder on a date or dates provided prior to the maturity date and, unless we provide otherwise in the applicable pricing supplement, at a price equal to 100% of the principal amount of the notes, together with accrued interest to the date of repayment. The pricing supplement will also indicate the other terms applicable to any repayment at the option of a holder.

In order for notes to be repaid, the trustee must receive at least 30 days but not more than 60 days before the optional repayment date:

•	in the case of a note in certificated form, the note and the form on the reverse side of the note entitled “Option to Elect Repayment” duly completed, or

•	in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depositary and forwarded by the depositary to the trustee.

Exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note in increments of Cdn. $1,000 or any integral multiples of an authorized denomination specified in the applicable pricing supplement but in that event the principal amount of the note remaining outstanding after repayment must be an authorized denomination. If a note is partially repaid, the note will be canceled and the issuer will issue a new note for the remaining principal amount in the name of the holder of the repaid note.

If a note is represented by a book-entry note, the depository or its nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depository or its nominee of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers, and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depository or its nominee. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depositary’s records, to the trustee. See “— Book-Entry System.”

If applicable, the issuer will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment.

We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the registrar for cancellation.

Renewable Notes

The issuer may issue renewable notes, which are notes that will automatically renew at their maturity date unless the holder of the renewable note elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

The holder of the renewable note must give notice of termination at least 15, but not more than 30, days prior to the renewal date. The holder of a renewable note may terminate the automatic extension for less than all of the holder’s renewable notes only if the terms of the note as described in the related pricing supplement specifically permit partial termination. An election to terminate the automatic extension of any portion of the renewable note is irrevocable and will be binding on the holder of the note. If the holder elects to terminate

S-17

the automatic extension of the maturity of the note, the holder will become entitled to the principal and interest accrued up to the renewal date. The related pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that the depositary or its nominee will timely exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary or its nominee of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to the depositary or its nominee.

Extendible Notes

The issuer may issue notes whose stated maturity date may be extended at our option, an “extendible note,” for one or more whole year periods, each an “extension period,” up to but not beyond a final maturity date described in the related pricing supplement.

The issuer may exercise its option to extend the extendible note by notifying the trustee (or any duly appointed paying agent) prior to the then effective maturity date. If the issuer elects to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of its election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

In connection with the extension of an extendible note, the issuer may, at its option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of that higher interest rate or higher spread and/or spread multiplier to the holder of the note. The notice will be irrevocable.

If the issuer elects to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by the issuer on the then effective maturity date at a price equal to the principal amount of the note plus any accrued and unpaid interest to that date. In order for an extendible note to be so repaid on the maturity date, the issuer must receive, prior to the maturity date, unless the issuer provides otherwise in the applicable pricing supplement, a telegram, telex, facsimile transmission or a letter from a stock exchange, chartered bank or trust company in Canada setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the trustee (or paying agent) not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter; provided, however, that the telegram, telex, facsimile transmission or letter will only be effective if the trustee (or paying agent) receives the note and form duly completed by that fifth business day.

The option may be exercised by the holder of an extendible note for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

A holder who has tendered an extendible note for repayment may, by written notice to the issuer, revoke the tender until 3:00 P.M. New York City time on the 15th day preceding the then effective maturity date.

If a note is represented by a book-entry note, the depositary or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that the depositary or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that

S-18

note must instruct the broker or other participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary or its nominee.

Indexed Notes

The issuer may from time to time offer “indexed notes” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.

Book-Entry System

The following information supplements the information on DTC set forth under “Description of Debt Securities — Book-Entry Procedures” in the accompanying prospectus.

  General

Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes. Each global note issued in Canada will be deposited with, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) as depositary and will be registered in the name of CDS or a nominee of CDS. Unless and until it is exchanged in whole or in part for notes in certificated form, no global note may be transferred except as a whole by (1) CDS to a nominee of CDS; (2) by a nominee of CDS to CDS or to another nominee of the CDS; or (3) by CDS or any of its nominees to a successor of CDS, or a nominee of the successor.

  CDS Procedures

The notes issued in Canada will initially be represented by one or more global notes in definitive, fully registered form without interest coupons. The global notes issued in Canada will be held by, or on behalf of, CDS as depositary and registered in the name of CDS or its nominee, CDS & Co., except in certain circumstances described below. Direct and indirect participants in CDS will record beneficial ownership of the notes by their respective accountholders. Ownership of beneficial interests in the global notes will be shown on, and transfers of their ownership may be effected only through, records maintained by CDS or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as CDS or its nominee is the registered owner or holder of the global notes, CDS or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes (except for matters relating to any applicable withholding taxes) under the applicable indenture and the notes. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with CDS’s applicable procedures, in addition to those provided for under the applicable indenture.

Except in the limited circumstances described below under “— Certificated Notes in Canada,” owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated notes.

Payments of the principal, premium, if any, and interest on the global notes will be made to CDS or its nominee, as the case may be, as the registered owner of the global notes. None of Textron Canada Funding,

S-19

Textron Financial, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial funding ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such funding beneficial ownership interests.

We expect that CDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of CDS or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between CDS participants will be effected in the ordinary way in accordance with CDS rules and will be settled in same-day funds.

The policies of CDS will govern payments, transfers, exchange and other matters relating to your interest in the global notes. We have obtained the foregoing information from sources we believe to be reliable, including from CDS. CDS is under no obligation to perform or continue to perform the procedures described above, and it may modify or discontinue them at any time. None of Textron Canada Funding, Textron Financial, the trustee, any paying agent or any transfer agent will have any responsibility for the performance by CDS or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes in Canada

Under the terms of the indenture, owners of notes will receive certificated notes with the TFC guarantee endorsed thereon:

•	if CDS notifies the issuer that it is unwilling or unable to continue to act as depositary or CDS ceases to be registered as a clearing agency under the Securities Act (Ontario) and equivalent legislation in other provinces and any other applicable statute or regulation and in each case a successor depositary is not appointed by the applicable issuer within 90 days;

•	if at any time the issuer in its sole discretion determines that the global notes should be exchanged for certificated notes; or

•	if an event of default (as defined in the applicable indenture) with respect to the notes has occurred and is continuing.

In any such instance, an owner of a beneficial interest in a global note will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of certificated notes with the TFC guarantee endorsed thereon in accordance with the relevant provisions of the notes, the indenture and the rules and procedures of CDS. Notes denominated in Canadian dollars in certificated form will be issued in denominations of Cdn.$1,000 and integral multiples of Cdn.$1,000 and will be issued in registered form only, without coupons. Holders of interests in the global notes that receive certificated notes in such circumstances may receive notes with the TFC guarantee endorsed thereon, in accordance with the relevant provisions of the notes, the indenture, and the rules and procedures of CDS.

We will maintain in the Borough of Manhattan, the City of New York (or elsewhere, as we may specify), one or more offices or agencies where notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any registration of transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration.

S-20

Governing Law and Judgments

The indenture and notes will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless the issuer indicates otherwise in the applicable pricing supplement, the notes issued in Canada will be denominated in Canadian dollars, the issuer will make payments of principal, premium, if any, and interest on the notes in Canadian dollars and you must pay the purchase price of the notes in Canadian dollars in immediately available funds. If any of the notes issued in Canada (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than Canadian dollars (or, if that currency is not at the time of the purchase or payment legal tender for the payment of public and private debts of the country issuing that currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions relating to notes issued in Canada set forth in the accompanying prospectus and elsewhere in this prospectus supplement. Notes denominated in U.S. dollars and issued in the United States are not considered to be foreign currency notes.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls), is a part of this prospectus and the accompanying prospectus supplement. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future. The information set forth in this prospectus supplement is directed to prospective purchasers who are Canadian residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than Canada with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes.

Currencies

The issuer may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless the issuer indicates otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in Canada for conversion of Canadian dollars into specified currencies and vice versa, and banks may elect not to offer non-Canadian dollar checking or savings account facilities in Canada. However, at your request, on or prior to the fifth business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of Canadian dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established.

S-21

Payment of Principal, Premium and Interest

The issuer will pay the principal of, premium, if any, and/or interest on foreign currency notes in the specified currency. Accordingly, if you are a holder of foreign currency notes you will be paid in Canadian dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

The issuer will base Canadian dollar amounts that it owes to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for Canadian dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive Canadian dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, the issuer will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

Unless the issuer indicates otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of, premium, if any, and/or interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note you may elect to receive all or a specified portion of all future payments in the specified currency for all payments of principal, premium, if any, and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee at least fifteen days prior to the applicable interest payment date or maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global note, CDS or its nominee will be the holder of the note and will be entitled to all payments on the note. Although CDS can hold notes denominated in foreign currencies, all payments to CDS will be made in Canadian dollars. Accordingly, a beneficial owner of the related global note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or at least fifteen days prior to maturity, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify CDS of that election on or prior to the third business day after the regular record date or at least twelve days prior to maturity, as the case may be. CDS will notify the trustee of the election on or prior to the fifth business day after the regular record date or at least ten days prior to maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to CDS, and by CDS to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about global notes, see “Description of the Notes — Book-Entry System.”

The issuer will pay principal, any premium and/or interest on foreign currency notes to be paid in Canadian dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in Canadian dollars. See “Description of the Notes — Payment of Principal, Premium and Interest.” Unless otherwise specified in the applicable pricing supplement, the issuer will pay interest on foreign currency notes in the specified currency on an interest payment date other than the maturity date by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register. The issuer will pay the principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity in the specified currency by wire

S-22

transfer of immediately available funds to an account with a bank designated at least fifteen days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments upon surrender of the notes at the corporate trust office or agency of the trustee in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in the specified currency in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, the issuer will be entitled to satisfy its obligations to holders of foreign currency notes by making that payment in Canadian dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to the particular payment or if the market exchange rate is not then available, on the basis of the most recently available market exchange rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in Canadian dollars where the required payment is in a specified currency will not constitute a default under the applicable indenture with respect to the notes.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The discussion below is intended to be a general description only of certain Canadian federal income tax considerations applicable to the ownership and disposition of notes of Textron Canada Funding acquired pursuant to this offering and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Purchaser (as defined below). This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors are urged to consult their own tax advisers with respect to the Canadian federal and provincial tax consequences of an investment in the notes having regard to their own particular circumstances.

The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Canadian Tax Act”) to a person who acquires beneficial ownership of the notes of Textron Canada Funding (“notes”) in an initial offering pursuant to the terms of this prospectus supplement (a “Purchaser”) and who for the purposes of the application of the Canadian Tax Act, and at all relevant times, is or is deemed to be resident in Canada, holds the notes as capital property, deals at arm’s length with the issuer, is not affiliated with the issuer and is not a “financial institution” for purposes of certain provisions of the Canadian Tax Act relating to securities held by financial institutions. The notes will generally be treated as capital property of a Purchaser unless the Purchaser is considered to be a trader or dealer in securities or has acquired or holds the notes in a transaction or transactions considered to be an adventure in the nature of trade or for a purpose other than to hold as an investment. This summary is not applicable to a purchaser of an interest which is a “tax shelter investment” as defined in the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof, specific proposals (the “Tax Proposals”) to amend the

S-23

Canadian Tax Act or the Regulations publicly announced by the Minister of Finance prior to the date hereof, and counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). This summary is not exhaustive of all possible Canadian income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law or in the administrative and assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada. No assurance can be given that the Tax Proposals will become law in their present form or at all.

For the purpose of the Canadian Tax Act and the Regulations, all amounts in U.S. dollars or other non-Canadian currency that relates to the acquisition, holding or disposition of a note including interest, adjusted cost base, proceeds of disposition (including transfer or redemption) and issue price must be converted into Canadian dollars based on the exchange rate prevailing at the relevant time.

Taxation of Interest on Notes

A Purchaser that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest that accrues to the Purchaser on a note to the end of the year or that becomes receivable or is received by the Purchaser before the end of the year, to the extent that such interest was not included in computing the Purchaser’s income for a preceding taxation year.

Any other Purchaser, including an individual, will be required to include in computing its income for a taxation year any interest on a note that is received or receivable by the Purchaser in the taxation year (depending on the method regularly followed by the Purchaser in computing the Purchaser’s income) to the extent that the interest was not included in computing the Purchaser’s income for a preceding taxation year. In addition, unless interest is otherwise included in income at periodic intervals of not more than one year, such Purchaser will be required to include in computing its income for a taxation year any interest that accrued to the Purchaser to the end of any “anniversary day” (as defined in the Canadian Tax Act) of the note, to the extent that such amount was not otherwise included in computing the Purchaser’s income for the year or for any preceding taxation year.

If a note is issued at a discount or is otherwise a “prescribed debt obligation” as defined by the Regulations interest will be deemed to accrue to the Purchaser for purposes of the rules described above at a rate determined in accordance with the Regulations.

A Purchaser that is a Canadian-controlled private corporation (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on investment income. For this purpose, investment income will generally include interest income and taxable capital gains.

Redemption or Other Disposition

On an assignment or other transfer of a note, a Purchaser will generally be required to include in computing its income for the year of transfer, the amount, if any, of interest that has accrued on the note to the date of transfer, and which was not, in accordance with the terms of the debt security, payable until after that date, to the extent that such amount has not otherwise been included in computing the Purchaser’s income for that year or a preceding year.

On a redemption of the note before maturity, the amount, if any, by which the redemption proceeds exceed the principal amount of the note may be deemed to be interest received by the Purchaser.

S-24

In addition, a disposition of a note (including a redemption or purchase by the issuer) generally will give rise to a capital gain (or a capital loss) to the extent that a Purchaser’s proceeds from the disposition of the debt security net of accrued interest and amounts deemed to be interest exceed (or are less than) the aggregate of the Purchaser’s adjusted cost base of the note and any reasonable costs of disposition. One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Purchaser in a taxation year generally must be included in income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year must be deducted from taxable capital gains realized by the Purchaser in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years to the extent provided in the Canadian Tax Act. A capital gain realized by an individual may give rise to a liability for alternative minimum tax.

S-25

PLAN OF DISTRIBUTION

Textron Canada Funding is offering the notes in Canada on a continuing basis for sale to or through RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Scotia Capital Inc. (the “agents”). The agents, individually or in a syndicate, may purchase notes, as principal, from the issuer from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, the issuer may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent. The issuer will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale. In addition, we estimate that our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents’ expenses, will total approximately $1,900,000.

Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an agent). Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Special Provisions Relating to Foreign Currency Notes.”

Upon issuance, the notes will not have an established trading market. The notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those agents create a short position in notes, i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither we nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any agent makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

S-26

In the ordinary course of their business, the agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they receive customary fees and expenses.

From time to time, we may sell other securities referred to in the accompanying prospectus, and the amount of notes offered hereby may be reduced as a result of these sales.

We do not intend to list the notes on any securities exchange. The agents may make a market in the notes; however, the notes will not have an established trading market when issued and although the agents may from time to time purchase and sell notes in the secondary market, they are not obligated to do so. There can be no assurances that there will be a secondary market for the notes or liquidity in any secondary market.

VALIDITY OF THE NOTES

Edwards Angell Palmer & Dodge LLP and Stewart McKelvey will issue opinions about the validity of the notes for Textron Canada Funding. Edwards Angell Palmer & Dodge LLP will issue an opinion about the validity of the TFC guarantee for Textron Financial. Certain matters relating to Ontario law and Canadian federal income tax matters will be passed upon for Textron Financial and Textron Canada Funding by Osler, Hoskin & Harcourt, LLP. Torys LLP will pass on certain matters for the Canadian agents in respect of the notes being offered in Canada.

ELIGIBILITY FOR INVESTMENT

In the opinion of Osler Hoskin & Harcourt LLP and Torys LLP, provided that at the time of issue, the notes of Textron Canada Funding are held by at least 300 different persons, the notes of Textron Canada Funding at that time will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans (collectively, the “Deferred Income Plans”), other than trusts governed by deferred profit sharing plans for which any of the employers is Textron Canada Funding or is a corporation which does not deal at arm’s length with Textron Canada Funding.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal adviser for particulars of these rights.

S-27

CERTIFICATE OF THE AGENTS
Dated November   , 2006

To the best of our knowledge, information and belief, the MJDS prospectus, together with the documents incorporated in the prospectus, as supplemented by the foregoing, will as of the date of each supplement to the MJDS prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered under the MJDS prospectus and by the supplement as required by the provinces of Alberta, British Columbia, Manitoba, Ontario, Quebec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland and Labrador and will not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed.

RBC Dominion Securities Inc.

By:
Chris Seip

BMO Nesbitt Burns Inc.

By:
Peter K. Marchant

Scotia Capital Inc.

By:
James Gallant

S-28

Textron Financial Canada Funding Corp.

Medium-Term Notes, Series F-CAD
Due Nine Months or More From Date of Issue

PROSPECTUS SUPPLEMENT

RBC Capital Markets
BMO Capital Markets
Scotia Capital

November  , 2006

Part II
Information Not Required in Prospectus
Item 14.  Other Expenses of Issuance and Distribution*

Printing and engraving expenses	$50,000
Rating agency fees	$1,200,000
Trustee’s fees	$225,000
Legal fees	$300,000
Accounting expenses	$65,000
Blue Sky fees and expenses	$5,000
Other	$55,000

Total	$1,900,000

*	All amounts are estimated.
Item 15.  Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.
      Accordingly, the By-Laws of Textron Financial Corporation provide that each person who at any time is or shall have been a director or elected or appointed officer of Textron Financial Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Textron Financial Corporation, and his or her heirs, executors and administrators, shall be indemnified by Textron Financial Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Paragraph (f) of Article XII of the By-Laws of Textron Financial Corporation facilitates enforcement of the right of directors and officers to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Textron Financial Corporation and the director or officer. The Bylaws of Textron Inc. contain similar provisions that apply to officers and directors of Textron Financial Corporation. The By-Laws of Textron Financial Canada Funding Corp. contain substantially similar provisions in accordance with applicable Canadian law.
Item 16.  Exhibits

1.1	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to Textron Financial Corporation’s Form S-3 (File No. 333-88509)).

1.2	Form of Distribution Agreement to be used in connection with the offering by Textron Financial Corporation of its Medium-Term Notes, Series F.

1.3	Form of Distribution Agreement to be used in connection with the offering by Textron Financial Canada Funding Corp. of its Medium-Term Notes, Series F-CAD.

2.1	Memorandum and Articles of Association of Textron Financial Canada Funding Corp. (incorporated by reference to Exhibit 2.1 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).

2.2	Amendment to Articles of Association of Textron Financial Canada Funding Corp. (incorporated by reference to Exhibit 2.2 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).

4.1	Indenture dated as of December 9, 1999 between Textron Financial Corporation and U.S. Bank National Association, as successor trustee to SunTrust Bank (including form of senior debt securities) (incorporated by reference to Exhibit 4.1 to Textron Financial Corporation’s Form S-3 (File No. 333- 88509).

4.2	Indenture dated as of November 30, 2001 between Textron Financial Canada Funding Corp., Textron Financial Corporation, as guarantor, and U.S. Bank National Association, as successor trustee to SunTrust Bank (including form of senior debt securities) (incorporated by reference to Exhibit 4.2 to Textron Financial Corporation’s Form S-3 (File No. 333-108464)).

4.3	First Supplemental Indenture between Textron Financial Corporation and U.S. Bank National Association.

4.4	First Supplemental Indenture between Textron Financial Canada Funding Corp., Textron Financial Corporation, as guarantor, and U.S. Bank National Association.

4.5	Support Agreement dated as of May 25, 1994 between Textron Inc. and Textron Financial Corporation (incorporated by reference to Exhibit 10.1 to Textron Financial Corporation’s Form 10 filed on October 5, 1999).

4.6	Acknowledgement of Support Agreement Obligations by Textron Inc. in favor of holders of notes issued by Textron Financial Canada Funding Corp. which are guaranteed by Textron Financial Corporation (incorporated by reference to Exhibit 4.4 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).

5.1	Opinion of Edwards Angell Palmer & Dodge LLP regarding legality of senior debt securities and guarantee (including consent).

5.2	Opinion regarding legality of guaranteed senior debt securities of Stewart McKelvey (including consent).

8.1	Tax Opinion of Edwards Angell Palmer & Dodge LLP to be used in connection with the issuance of the senior debt securities (including consent).

8.2	Tax Opinion of Osler, Hoskin & Harcourt LLP to be used in connection with the issuance of the senior debt securities (including consent).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Textron Financial Corporation’s Form 10-K for the fiscal year ending December 31, 2005 and Exhibit 12.1 to its Form 10-Q for the fiscal quarter ending September 30, 2006).

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibits 5.1 and 8.1).

23.3	Consent of Stewart McKelvey (contained in Exhibit 5.2).

23.4	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 8.2).

24.1	Powers of Attorney of certain officers and directors of Textron Financial Corporation (included on page II-5 hereof).

24.2	Powers of Attorney of certain officers and directors of Textron Financial Canada Funding Corp (included on page II-6 hereof).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture with Textron Financial Corporation.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture with Textron Financial Canada Funding Corp. and Textron Financial Corporation.
Item 17.  Undertakings
      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Textron Financial Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The registrants hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the undersigned registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

      The registrants hereby undertake that, for the purpose of determining liability of an undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 16th day of November, 2006.

TEXTRON FINANCIAL CORPORATION

By	/s/ Thomas J. Cullen

Thomas J. Cullen
Executive Vice President and
Chief Financial Officer
Power of Attorney
      We, the undersigned directors and officers of Textron Financial Corporation, and each of us, do hereby constitute and appoint Elizabeth C. Perkins or Margaret Hayes-Cote, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or her substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, which include a majority of the Board of Directors, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore R. French Theodore R. French	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2006

/s/ Buell J. Carter, Jr. Buell J. Carter, Jr.	President, Chief Operating Officer and Director	November 16, 2006

/s/ Mary F. Lovejoy Mary F. Lovejoy	Director	November 16, 2006

/s/ Thomas J. Cullen Thomas J. Cullen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2006

/s/ Thomas N. Nichipor Thomas N. Nichipor	Vice President and Corporate Controller (Principal Accounting Officer)	November 16, 2006

Signatures
       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, Canada, on the 16th day of November, 2006.

TEXTRON FINANCIAL CANADA FUNDING CORP.

By	/s/ Christopher P. Sharp

Christopher P. Sharp
President
Power of Attorney
      We, the undersigned directors and officers of Textron Financial Canada Funding Corp., and each of us, do hereby constitute and appoint Joe Conte or Margaret Hayes-Cote, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or her substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, which include a majority of the Board of Directors, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher P. Sharp Christopher P. Sharp	President and Director (Principal Executive Officer)	November 16, 2006

/s/ Thomas J. Cullen Thomas J. Cullen	Director	November 16, 2006

/s/ Pierre Major Pierre Major	Director	November 16, 2006

/s/ Connie T. Lee Connie T. Lee	Treasurer (Principal Financial and Accounting Officer)	November 16, 2006

Exhibit Index

1.1	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to Textron Financial Corporation’s Form S-3 (File No. 333-88509)).

1.2	Form of Distribution Agreement to be used in connection with the offering by Textron Financial Corporation of its Medium-Term Notes, Series F.
1.3	Form of Distribution Agreement to be used in connection with the offering by Textron Financial Canada Funding Corp. of its Medium-Term Notes, Series F-CAD.
2.1	Memorandum and Articles of Association of Textron Financial Canada Funding Corp. (incorporated by reference to Exhibit 2.1 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).
2.2	Amendment to Articles of Association of Textron Financial Canada Funding Corp. (incorporated by reference to Exhibit 2.2 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).
4.1	Indenture dated as of December 9, 1999 between Textron Financial Corporation and U.S. Bank National Association, as successor trustee to SunTrust Bank (including form of senior debt securities) (incorporated by reference to Exhibit 4.1 to Textron Financial Corporation’s Form S-3 (File No. 333-88509).

4.2	Indenture dated as of November 30, 2001 between Textron Financial Canada Funding Corp., Textron Financial Corporation, as guarantor, and U.S. Bank National Association, as successor trustee to SunTrust Bank (including form of senior debt securities) (incorporated by reference to Exhibit 4.2 to Textron Financial Corporation’s Form S-3 (File No. 333-108464)).

4.3	First Supplemental Indenture between Textron Financial Corporation and U.S. Bank National Association.

4.4	First Supplemental Indenture between Textron Financial Canada Funding Corp., Textron Financial Corporation, as guarantor, and U.S. Bank National Association.

4.5	Support Agreement dated as of May 25, 1994 between Textron Inc. and Textron Financial Corporation (incorporated by reference to Exhibit 10.1 to Textron Financial Corporation’s Form 10 filed on October 5, 1999).
4.6	Acknowledgement of Support Agreement Obligations by Textron Inc. in favor of holders of notes issued by Textron Financial Canada Funding Corp. which are guaranteed by Textron Financial Corporation (incorporated by reference to Exhibit 4.4 to the Form S-3 (File No. 333-72676) of Textron Financial Corporation and Textron Financial Canada Funding Corp.).
5.1	Opinion of Edwards Angell Palmer & Dodge LLP regarding legality of senior debt securities and guarantee (including consent).
5.2	Opinion regarding legality of guaranteed senior debt securities of Stewart McKelvey (including consent).
8.1	Tax Opinion of Edwards Angell Palmer & Dodge LLP to be used in connection with the issuance of the senior debt securities (including consent).

8.2	Tax Opinion of Osler, Hoskin & Harcourt LLP to be used in connection with the issuance of the senior debt securities (including consent).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Textron Financial Corporation’s Form 10-K for the fiscal year ending December 31, 2005 and Exhibit 12.1 to its Form 10-Q for the fiscal quarter ending September 30, 2006).
23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibits 5.1 and 8.1).
23.3	Consent of Stewart McKelvey (contained in Exhibit 5.2).
23.4	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 8.2).

24.1	Powers of Attorney of certain officers and directors of Textron Financial Corporation (included on page II-5 hereof).
24.2	Powers of Attorney of certain officers and directors of Textron Financial Canada Funding Corp (included on page II-6 hereof).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture with Textron Financial Corporation.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture with Textron Financial Canada Funding Corp. and Textron Financial Corporation.